UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Altria Group, Inc.

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(4)	Date Filed: April 6, 2017

6601 West Broad Street

Richmond, Virginia 23230

Dear Fellow Shareholder:

I am pleased to invite you to join us at the 2017 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 18, 2017 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219.

At this year’s meeting, we will vote on the election of 11 directors, the ratification of the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm and, if properly presented, one shareholder proposal. We will also conduct non-binding advisory votes on both the compensation of Altria’s named executive officers and the frequency of future votes on named executive officer compensation. We will also report on our business, and shareholders will have an opportunity to ask questions.

To attend the meeting, an admission ticket and government-issued photo identification are required. To request an admission ticket, please follow the instructions on page 10 in response to Question 16. One immediate family member who is 21 years of age or older may accompany a shareholder as a guest.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders over the Internet. We believe this expedites shareholders receiving proxy materials, lowers costs and conserves natural resources. We thus are mailing to many shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2016. The Notice of Internet Availability explains how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Your vote is very important. I encourage you to complete, sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares will be represented and voted at the meeting even if you cannot attend.

April 6, 2017

Sincerely,

Martin J. Barrington

Chairman, Chief Executive Officer and President

For further information about the 2017 Annual Meeting, please call 1-804-484-8838

NOTICE OF 2017 ANNUAL MEETING OF

SHAREHOLDERS OF ALTRIA GROUP, INC.

DATE AND TIME:	Thursday, May 18, 2017 at 9:00 a.m., Eastern Time

PLACE:	The Greater Richmond Convention Center

403 North 3rd Street

Richmond, Virginia 23219

ITEMS OF BUSINESS:	1)	To elect as directors the 11 nominees named in the accompanying Proxy Statement.

2)	To ratify the selection of PricewaterhouseCoopers LLP as Altria’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

3)	To hold a non-binding advisory vote to approve the compensation of Altria’s named executive officers.

4)	To hold a non-binding advisory vote on whether future advisory votes to approve the compensation of Altria’s named executive officers should occur every one, two or three years.

5)	To vote on one shareholder proposal, if properly presented at the meeting.

6)	To transact other business properly coming before the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Monday, March 27, 2017.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed and signed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to vote.

MEETING ADMISSION:	If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions on page 10 in response to Question 16 of the accompanying Proxy Statement.

2016 ANNUAL REPORT:	A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 accompanies this Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement and proxy card are first being made available or mailed to shareholders on or about April 6, 2017.

By Order of the Board of Directors,

W. Hildebrandt Surgner, Jr.
Corporate Secretary

April 6, 2017

Richmond, Virginia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 18, 2017

Altria’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

for the fiscal year ended December 31, 2016 are available, free of charge, at www.altria.com/proxy.

PROXY STATEMENT – TABLE OF CONTENTS

ALTRIA GROUP, INC. – Proxy Statement    i

PROXY STATEMENT – TABLE OF CONTENTS

ii    ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

This summary highlights information about Altria Group, Inc. (“Altria,” “we,” “our” or “us”) and certain information contained elsewhere in this proxy statement (“Proxy Statement”) for Altria’s 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting” or the “meeting”). This summary does not contain all of the information that you should consider in voting your shares. You should read the entire Proxy Statement carefully before voting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

Proposal		Board Vote Recommendation	Page Reference
Proposal 1 –	Election of Directors	FOR each nominee	58
Proposal 2 –	Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	64
Proposal 3 –	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers	FOR	65
Proposal 4 –	Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Altria’s Named Executive Officers	1 YEAR	66
Proposal 5 –	Shareholder Proposal Regarding Advertising in Minority/Low Income Neighborhoods	AGAINST	67

CASTING YOUR VOTE

	How to Vote	Shareholders of Record (Shares registered in your name with Altria’s transfer agent, Computershare) and Employee Benefit Plan Participants	Street Name Holders (Shares held through a Broker, Bank or Other Nominee)

Internet	Visit the applicable voting website:	www.investorvote.com/altria	www.proxyvote.com

Mobile Device	Scan the QR Code to vote using your mobile device:		Refer to voting instruction form.

Telephone	Within the United States, U.S. Territories and Canada, call toll-free:	1-800-652-VOTE (8683)	Refer to voting instruction form.

Mail	Complete, sign and mail your proxy card or voting instruction form in the self-addressed envelope provided.

In Person	For instructions on attending the 2017 Annual Meeting in person, please see Question 16 on page 10.

ALTRIA GROUP, INC. – Proxy Statement    1

PROXY STATEMENT SUMMARY

BOARD NOMINEES

You are being asked to vote on the following 11 nominees for director. All directors are elected annually by a majority of the votes cast. Information about each director’s experiences, qualifications and skills can be found beginning on page 58.

Name	Age	Director Since	Principal Occupation	Independent	Board Committee Membership*
Gerald L. Baliles	76	2008	Retired Director and Chief Executive Officer, Miller Center of Public Affairs	Yes	CC, EC, IC, NC
Martin J. Barrington	63	2012	Chairman, Chief Executive Officer and President, Altria Group, Inc.	No	EC
John T. Casteen III	73	2010	President Emeritus, University of Virginia	Yes	AC, IC, NC
Dinyar S. Devitre	69	2008	Former Chief Financial Officer, Altria Group, Inc.	Yes	FC, IC
Thomas F. Farrell II	62	2008	Chairman, President and Chief Executive Officer, Dominion Resources, Inc.	Yes	CC, EC, NC
Debra J. Kelly-Ennis	60	2013	Retired President and Chief Executive Officer, Diageo Canada, Inc.	Yes	AC, IC, NC
W. Leo Kiely III	70	2011	Retired Chief Executive Officer, MillerCoors LLC	Yes	CC, EC, FC, IC
Kathryn B. McQuade	60	2012	Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited	Yes	AC, CC, FC
George Muñoz	65	2004	Principal, Muñoz Investment Banking Group, LLC and Partner, Tobin & Muñoz	Yes	AC, EC, FC, NC
Nabil Y. Sakkab	69	2008	Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company	Yes	EC, FC, IC, NC
Virginia E. Shanks	56		Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc.	Yes

* AC Audit Committee CC Compensation Committee	EC Executive Committee FC Finance Committee	IC Innovation Committee NC Nominating, Corporate Governance & Social Responsibility Committee

CORPORATE GOVERNANCE HIGHLIGHTS

▪	Annual election of directors

▪	Proxy access right

▪	Directors elected by majority voting

▪	10 of our 11 director nominees are independent

▪	Resignation policy for directors in failed elections

▪	Director retirement guidelines

▪	Independent presiding director

▪	All NYSE-required Board committees consist solely of independent directors
▪	Regular executive sessions of independent directors

▪	Over 84% average Board and Committee meeting attendance in 2016

▪	Annual Board and Committee self-evaluations

▪	Comprehensive new director orientation

▪	Ongoing director education programs

▪	Comprehensive Code of Conduct and Corporate Governance Guidelines
▪	No shareholder rights plan or “poison pill”

▪	Robust political activity disclosure and compliance program

▪	Board participation in executive succession planning

▪	Strong pay-for-performance philosophy

▪	Compensation “clawback” policy

▪	Stock ownership guidelines for directors and executive officers

▪	Policies prohibiting hedging and pledging of our shares

      2    ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

SHAREHOLDER ENGAGEMENT

We value our shareholders’ perspective on our businesses and each year interact with shareholders through numerous engagement activities. In 2016, these included three investor road shows, six investor conferences, numerous individual investor meetings and our 2016 Annual Meeting of Shareholders (“2016 Annual Meeting”). We also sought the views of investors on our executive compensation program. We value the investor perspectives that we gain through these activities.

Our Investor Relations department is the contact point for shareholder interaction with us. Shareholders may also access investor information about Altria through our website at www.altria.com/investors. For questions concerning Investor Relations, please call 804-484-8222 or e-mail us from the Contact Us section available on our website (www.altria.com/ContactUs).

2016 BUSINESS HIGHLIGHTS

We had another outstanding year. We grew our earnings in line with our long-term objectives while returning a large amount of cash to shareholders, improving our balance sheet and strengthening our organizational capability. Highlights from 2016 include the following:

▪	Our total shareholder return (“TSR”) of 20.5% outpaced both the S&P 500 and the S&P Food, Beverage & Tobacco Index, marking the fourth consecutive year that TSR exceeded 20%.

Source:	Bloomberg Daily Return (December 31, 2015 - December 31, 2016)	Source:	Bloomberg Daily Return (December 31, 2013 - December 31, 2016)
Note:	Assumes reinvestment of dividends as of the ex-dividend date.	Note:	Assumes reinvestment of dividends as of the ex-dividend date.

▪	We continued to deliver against our two long-term financial goals of growing adjusted diluted earnings per share (“EPS”) (1) at an average annual rate of 7% to 9% and maintaining a target dividend payout ratio of approximately 80% of adjusted diluted EPS.

▪	Full-year adjusted diluted EPS, which excludes the impact of special items, grew 8.2%, in line with our long-term objectives.

▪	We paid over $4.5 billion in dividends in 2016, consistent with our goal of paying out approximately 80% of adjusted diluted EPS.

▪	In August 2016, our Board of Directors (“Board of Directors” or “Board”) raised the regular quarterly dividend by 8.0%, which was our 50th dividend increase in the last 47 years.

▪	Also during 2016, we repurchased 16.2 million shares at an average price of $63.48 for a total cost of approximately $1 billion.

(1)	Adjusted diluted EPS is a financial measure that is not consistent with generally accepted accounting principles in the United States (“GAAP”). See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

ALTRIA GROUP, INC. – Proxy Statement    3

PROXY STATEMENT SUMMARY

▪	Our core businesses produced another year of excellent results on the strength and consistency of their leading premium brands.

▪	The smokeable products segment grew adjusted operating companies income (“OCI”) (2) by 5.3%, and Philip Morris USA Inc. (“PM USA”) maintained retail share of Marlboro near record levels at 44.0%.

▪	The smokeless products segment grew adjusted OCI by 11.0% and U.S. Smokeless Tobacco Company LLC (“USSTC”) grew retail share of Copenhagen and Skoal combined by 0.9 share points to 52.2%, the highest full-year share since we acquired USSTC.

▪	Ste. Michelle Wine Estates Ltd. (“Ste. Michelle”) grew adjusted OCI by 9.9% and is one of the fastest growing premium wine companies in the United States.

▪	In October 2016, Anheuser-Busch InBev SA/NV completed its business combination with SABMiller plc (“ABI/SABMiller transaction”), and we received shares representing a 9.6% ownership in the combined company. The newly formed Belgian company, which retained the name Anheuser-Busch InBev SA/NV (“AB InBev”), became the holding company for the combined companies’ businesses. Subsequently, we purchased approximately 12 million ordinary shares of AB InBev, increasing our ownership to approximately 10.2%.

For more information regarding our 2016 performance, please review our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (“2016 Annual Report on Form 10-K”).

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

▪	Annual incentive awards for our executive officers named in the Summary Compensation Table on page 44 (“named executive officers” or “NEOs”) reflect our excellent 2016 business performance and are consistent with or slightly higher than last year’s awards. Stock awards reflected in the Summary Compensation Table were granted in January 2016 and reflect the executive’s individual performance in 2015 and advancement potential.

(2)	Adjusted OCI is a financial measure that is not consistent with GAAP. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

      4    ALTRIA GROUP, INC. – Proxy Statement

PROXY STATEMENT SUMMARY

▪	The 2014 – 2016 performance cycle for the Long-Term Incentive Plan (“LTIP”) concluded on December 31, 2016. The LTIP cash payments shown in the Summary Compensation Table on page 44 are based on performance over the entire three-year 2014 – 2016 LTIP cycle. The LTIP operates on an end-to-end basis without overlapping cycles or annual payments for the LTIP. Thus, the last LTIP awards were paid at the end of the 2011 – 2013 cycle. The footnotes to the Summary Compensation Table show LTIP payments had they been allocated over the three-year 2014 – 2016 performance cycle.

▪	At the 2016 Annual Meeting, 93% of the votes cast approved, on an advisory basis, the compensation of our NEOs demonstrating strong alignment of shareholder interests with our executive compensation program and philosophy.

▪	The Compensation Committee made the following changes to our executive compensation program in 2016:

▪	Added performance stock units (“PSUs”) beginning with the January 2017 annual grant of equity compensation. For that grant, executives received a mix of 60% restricted stock units (“RSUs”) and 40% PSUs. The addition of PSUs, combined with our existing cash LTIP, increases to over 60% the portion of our executives’ long-term incentives that is tied to business performance.

▪	Added a requirement that prohibits executive officers from selling shares received as compensation until they meet their stock ownership requirement.

▪	Added an anti-pledging policy.

Key Governance Features of Our Executive Compensation Program

The following summary highlights our commitment to executive compensation practices that align the interests of our executives and shareholders:

What We Do		What We Don’t Do

✓	Pay for Performance - A significant portion of our NEOs’ compensation is at-risk variable compensation.	✗	No Excessive Perquisites - Perquisites represent less than 2% of our NEOs’ compensation.

✓	Multiple Performance Metrics - Variable compensation is based on more than one measure to encourage balanced incentives.	✗	No Single-Trigger Change in Control - Our shareholder-approved 2015 Performance Incentive Plan includes a double-trigger change in control provision.

✓	Stock Holding and Ownership Requirements - All NEOs exceed our robust stock ownership requirements.	✗	No Individual Supplemental Executive Retirement Plans

✓	“Clawback” Provisions - Our policy provides for the adjustment or recovery of compensation in certain circumstances.	✗	No Hedging or Pledging - We do not permit our executive officers to engage in either hedging or pledging activities with respect to their Altria shares.

✓	Award Caps - All our variable compensation plans have caps on plan formulas.	✗	No Employment Agreements - All of our NEOs are employed at-will.

✓	Below Average Share Utilization - We have below average run rates for equity compensation, as compared to S&P 500 companies.	✗	No Tax Gross-Ups

✓	Tally Sheets - The Compensation Committee reviews compensation tally sheets at least annually as part of making individual compensation decisions for our NEOs.	✗	No Share Recycling

✓	Confidentiality & Non-Compete Agreements - All NEOs are subject to confidentiality and non-compete agreements.

ALTRIA GROUP, INC. – Proxy Statement    5

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE 2017 ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors is furnishing to you this Proxy Statement to solicit proxies on its behalf to be voted at the 2017 Annual Meeting on May 18, 2017 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219. The proxies also may be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the completion of voting at the meeting.

2.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card.

Our Board of Directors has designated Martin J. Barrington and Denise F. Keane as proxies for the 2017 Annual Meeting.

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2017 Annual Meeting is March 27, 2017 (the “record date”). The record date was established by our Board of Directors as required by Virginia law. Only shareholders of record at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of our common stock held. On the record date, there were 1,935,720,437 shares of our common stock outstanding.

4.	WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A SHAREHOLDER WHO HOLDS SHARES IN STREET NAME?

If your shares are registered in your name on the books and records of our transfer agent, Computershare Trust Company, N.A., you are a shareholder of record.

If your shares are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 12 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares without instructions from you.

It is important that you vote your shares if you are a shareholder of record and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 12.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Telephone or Internet: All shareholders of record may vote their shares by telephone (within the United States, U.S. territories and Canada, there is no charge for the call) or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Writing: All shareholders also may vote by mailing their completed and signed proxy card (in the case of shareholders of record) or their completed and signed voting instruction form (in the case of street name holders).

In Person: All shareholders of record may vote in person at the meeting. Street name holders must obtain a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting.

See also “Proxy Statement Summary – Casting Your Vote” on page 1.

6    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

6.	WHAT ITEMS WILL BE VOTED ON AT THE 2017 ANNUAL MEETING?

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposal 1 – Election of Directors (pages 58 – 63)

Voting Choices

•    Vote for a nominee;

•    Vote against a nominee; or

•    Abstain from voting on a nominee.

Board Recommendation

Our Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee.

Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election is required to offer promptly in writing to submit his or her resignation to our Board in accordance with our Corporate Governance Guidelines. The Nominating, Corporate Governance and Social Responsibility Committee will consider the offer and recommend to our Board whether to accept the offer. The full Board will consider all factors it deems relevant to our best interests, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm (page 64)

Voting Choices

•    Vote for the ratification;

•    Vote against the ratification; or

•    Abstain from voting.

Board Recommendation

Our Board recommends a vote “FOR” this proposal.

Voting Requirement

The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers (page 65)

Voting Choices

•    Vote for the compensation of our named executive officers;

•    Vote against the compensation of our named executive officers; or

•    Abstain from voting.

Board Recommendation

Our Board recommends a vote “FOR” this proposal.

Voting Requirement

The compensation of our named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST.”

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders through their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

ALTRIA GROUP, INC. – Proxy Statement    7

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

Proposal	Voting Choices, Board Recommendation and Voting Requirement
Proposal 4 – Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Altria’s Named Executive Officers (page 66)

Voting Choices

•    Every year;

•    Every two years;

•    Every three years; or

•    Abstain from voting.

Board Recommendation

Our Board recommends a vote FOR 1 YEAR.

Voting Requirement

If none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by shareholders.

This vote is not binding on Altria, our Board or the Compensation Committee. Nevertheless, our Board values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future non-binding advisory votes to approve the compensation of our named executive officers.

Proposal 5 – Shareholder Proposal Regarding Advertising in Minority/Low Income Neighborhoods (pages 67 – 68)

Voting Choices

•    Vote for the proposal;

•    Vote against the proposal; or

•    Abstain from voting.

Board Recommendation

Our Board recommends a vote “AGAINST” this shareholder proposal.

Voting Requirement

The shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

7.	ARE VOTES CONFIDENTIAL?

It is our long-standing practice to hold the votes of each shareholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to us; or (d) to allow the independent inspectors of election to certify the results of the vote.

8.	WHO COUNTS THE VOTES?

As we have for many years, we retain an independent tabulator to receive and tabulate the proxies and appoint independent inspectors of election to certify the results.

9.	WHAT IF I DO NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their voting choice for each matter on the accompanying proxy. If you sign and return your proxy, yet you do not make a specific choice for one or more matters, unvoted matters will be voted “FOR” the election of each of the nominees for director, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers

LLP (“PricewaterhouseCoopers”), “FOR” the non-binding advisory vote to approve the compensation of our named executive officers, FOR 1 YEAR as to the frequency of future advisory votes to approve the compensation of our named executive officers and “AGAINST” the shareholder proposal, as applicable.

10.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card includes your dividend reinvestment plan shares.

The answer to Question 5 above explains how you can vote.

8    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

11.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares represented by each proxy card. We recommend that you contact your broker or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A.

Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078; you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

12.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTIONS?

Shareholders of Record: If you are a shareholder of record (see Question 4), your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4) and you do not provide your voting instructions to your broker, bank or other nominee, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the New York Stock Exchange (“NYSE”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters if you do not provide voting instructions.

Only the ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares. The other proposals to be voted on at the meeting are not considered “routine” under NYSE rules, so the broker, bank or other nominee cannot vote your shares on any of these other proposals unless you provide to the broker, bank or other nominee voting instructions for each of these matters. If you do not provide voting instructions on a non-routine matter, your shares will not be voted on that matter, which is referred to as a “broker non-vote.” It is, therefore, important that you vote your shares.

13.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes on one or more matters will not be considered votes cast and, therefore, will not affect the outcome of the vote on those matters at the 2017

Annual Meeting. Broker non-votes are described more particularly in Question 12 above.

14.	HOW CAN I REVOKE A PROXY OR CHANGE MY VOTE?

If you are a shareholder of record, you can revoke a proxy or change your vote before the completion of voting at the meeting by:

(a)	giving written notice to our Corporate Secretary;

(b)	delivering a later-dated proxy; or
(c)	voting in person at the meeting.

If your shares are held in street name, you should follow the instructions provided by your broker, bank or other nominee to revoke or change your voting instructions.

15.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

We will pay the cost of this solicitation of proxies. In addition to the use of the mail, some of our officers and employees may solicit proxies by telephone or e-mail and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of shares held of record by such persons. We will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of our proxy solicitor, D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

ALTRIA GROUP, INC. – Proxy Statement    9

QUESTIONS AND ANSWERS ABOUT THE 2017 ANNUAL MEETING AND VOTING

16.	HOW DO I OBTAIN ADMISSION TO THE 2017 ANNUAL MEETING?

If you plan to attend the meeting, you must request an admission ticket in advance.

Please submit your request for an admission ticket by completing the Pre-Registration Form located on the last page of this Proxy Statement and submitting it, along with your proof of ownership as of the record date for the meeting (March 27, 2017), no later than May 12, 2017, using one of the means identified on the Pre-Registration Form.

If your shares are held for you in the name of your broker, bank or other nominee, please provide evidence of your stock ownership as of the record date for the meeting (such as your voting instruction form, a current letter from your broker, bank or other nominee or a photocopy of a brokerage or other account statement).

If you are a duly appointed proxy for a shareholder, you must provide proof of your appointment and proof of share ownership for the shareholder for whom you are a proxy.

You may bring only one immediate family member as a guest. All immediate family member guests must be 21 years of age or older. If you are a duly appointed proxy for a shareholder, you may not bring a guest.

All meeting attendees must present government-issued photo identification, such as a driver’s license or passport, at the meeting.

The meeting facilities will open at 8:00 a.m., Eastern Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, pagers, laptops and other portable electronic devices will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

17.	MAY SHAREHOLDERS ASK QUESTIONS AT THE 2017 ANNUAL MEETING?

Yes. The Chairman will answer shareholders’ questions during the question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, each shareholder will be limited to two minutes. Shareholders may ask a second question if all others have first had their turn and if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

18.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE 2017 ANNUAL MEETING?

In order for us to conduct the meeting, a majority of our outstanding shares of common stock as of the record date for the meeting (March 27, 2017), must be present in person or by proxy at the meeting. This is referred to as a quorum.

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

Abstentions and shares of record held by a broker, bank or other nominee (“broker shares”) that are voted on any matter are also included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.

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BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Board Responsibility

The primary responsibility of our Board is to foster our long-term success. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of Altria and our shareholders. Our Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for our day-to-day operations.

Board Meetings and Attendance

Our Board holds regular meetings typically during the months of January, February, May, August, October and December, and holds special meetings when necessary. Our Board’s organizational meeting follows our annual meeting of shareholders. Another meeting focuses significantly on reviewing our strategic plan. Our Board held six meetings in 2016. Our Board meets in executive session at every in-person Board meeting, which is followed by a session of only independent directors led by the Presiding Director. Directors are expected to attend Board meetings, meetings of the Committees of our Board (the “Committees”) on which they serve and our annual meeting of shareholders, with the understanding that on occasion a director may be unable to attend a meeting. During 2016, all directors then in office attended at least 84% of the aggregate number of meetings of our Board during their respective terms of service and of all Committees on which they served. In addition, 10 of 11 directors then in office attended the 2016 Annual Meeting.

Board Composition and Succession Planning

Our Board consists of 11 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees currently serves as a director and was elected by the shareholders at the 2016 Annual Meeting with the exception of Virginia E. Shanks. Ms. Shanks was brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee by an executive search firm, and was unanimously nominated for election as a director by our Board. On February 24, 2017, Thomas W. Jones notified Altria of his decision to retire from Board service following the completion of his current term. Consequently, Mr. Jones will not stand for re-election to our Board at the 2017 Annual Meeting. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 58.

Our Board has adopted retirement guidelines that require a director who will have attained the age of 75 as of the date of the next annual meeting to tender his or her written resignation to our Board at least six months prior to such annual meeting. If our Board determines that continued service by the director is in the best interests of Altria and our shareholders, our Board has the discretion not to accept the resignation. As required under the retirement guidelines, Governor Baliles tendered his resignation to our Board in October 2016; after due consideration, our Board did not accept his resignation.

We are committed to reviewing periodically our Board’s composition to ensure that we continue to have the right mix of skills, background and tenure. The current tenure and age composition of our Board is as follows:

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Our Board’s composition represents a balanced approach to director tenure, allowing our Board to benefit from the experience of longer-serving directors combined with the perspectives of newer directors.

Our Board has a breadth of skills and experience. As detailed under “Proposal 1 – Election of Directors,” we believe that our Board has demonstrated leadership in a variety of positions across various professions and industries. Our directors’ professional skills and experience include:

DIRECTOR SKILLS AND EXPERIENCE
▪ Consumer goods experience	▪ Public policy expertise
▪ Regulated industries experience	▪ Public company board experience
▪ Chief executive officer experience	▪ Leadership in innovation
▪ Financial expertise, including chief financial officer experience	▪ Information technology/cybersecurity experience

The Nominating, Corporate Governance and Social Responsibility Committee has the primary responsibility for developing a succession plan for our Board. Using tools such as the annual Board and Committee self-evaluation and our Board retirement policy, it periodically reviews our Board composition and, as further discussed below under “Director Qualifications and Board Diversity,” identifies the appropriate mix of experiences, skills, attributes and tenure for our Board as a whole in light of our strategies and needs with the objective of recommending a group of directors that can best continue our success and represent shareholder interests. The Committee and our Board are committed to developing a diverse pool of potential candidates for consideration for future Board service.

Board Leadership Structure and Governance

Our Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer (“CEO”) in a way that it considers to be in the best interests of Altria and our shareholders. After due consideration by the Nominating, Corporate Governance and Social Responsibility Committee and our Board, our Board has concluded that presently combining the roles of Chairman and CEO is in the best interests of Altria and our shareholders. Our Mission is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. Our Board believes that the combination of the roles of Chairman and CEO promotes the pursuit of our Mission by allowing the senior-most executive with accountability for our day-to-day operations and execution of our strategic plan, who also possesses significant business, regulatory and industry knowledge, to set Board meeting agendas (in consultation with the Presiding Director), to lead the related discussions and to communicate with one voice to employees, shareholders and other stakeholders. Our Board considers this effective and efficient structure to be particularly appropriate for us given the unique challenges that we have faced and continue to face in our businesses, particularly domestic tobacco, and the enhanced regulatory environment.

Our Board’s strict adherence to sound corporate governance practices, as reflected in our Corporate Governance Guidelines, has promoted, and continues to promote, the effective and independent exercise of Board leadership for Altria and our shareholders. We have a strong and experienced independent Presiding Director who, in discharging his responsibilities, promotes dialogue among independent members of our Board and directly, clearly and regularly communicates the views of our Board to management. Moreover, our independent directors convene at each Board meeting in an executive session led by the Presiding Director.

RESPONSIBILITIES OF OUR

PRESIDING DIRECTOR

▪    Preside over executive sessions of the independent directors and at all meetings at which the Chairman is not present

▪    Call meetings of the independent directors as he or she deems necessary

▪    Serve as a liaison between the Chairman and the independent directors

▪    Together with the Chairman, approve agendas and schedules for Board meetings

▪    Advise the Chairman of the Board’s informational needs and, where appropriate, approve information sent to the Board

▪    Together with the Chair of the Compensation Committee, communicate goals and objectives to the CEO and the results of the evaluation of the CEO’s performance

▪    Be available for consultation and communication if requested by major shareholders

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Board and Committee Self-Evaluations

Our Board assesses annually its effectiveness and that of its Committees in advancing our Mission. The method for conducting the annual Board and Committee self-evaluations has consisted of interviews conducted by the Presiding Director, interviews conducted by the Chair of the Nominating, Corporate Governance and Social Responsibility Committee, third-party interviews and written surveys. More recently, our Board has determined that interviews by the Presiding Director or the Chair of the Nominating, Corporate Governance and Social Responsibility Committee is a highly effective method of conducting the self-evaluations. The Nominating, Corporate Governance and Social Responsibility Committee oversees the evaluation process, including determining the format, and presents to our Board the results of the self-evaluations to identify opportunities to enhance effectiveness. Self-evaluation topics generally include, among other matters, Board composition and structure, meeting topics and process, information flow, Board oversight of risk management and strategic planning, succession planning and access to management. Our Board discusses the results of each annual self-evaluation and, as appropriate, implements enhancements and other modifications identified during the self-evaluation.

Advancement Planning and CEO Succession

Our Board believes that senior executive advancement and succession is one of its most important responsibilities. The Compensation Committee is responsible for overseeing the development of executive succession plans and reviewing such plans, evaluating and making recommendations to our Board regarding potential candidates to become CEO, and evaluating and approving candidates to fill other senior executive positions. At least annually, the Chairman and CEO meets with the Compensation Committee and our Board to discuss CEO succession planning (including specific candidates). The Compensation Committee also considers the procedure for the timely and efficient transfer of CEO responsibilities in the event of an emergency or the sudden incapacitation, departure or death of the Chairman and CEO. The Chairman and CEO meets with the Compensation Committee at least annually to discuss the performance of key members of our senior management. These matters are regularly communicated to our Board by the Chair of the Compensation Committee.

Governance Guidelines, Policies and Codes

Our Board has adopted Corporate Governance Guidelines. In addition, our Board has adopted a Code of Business Conduct and Ethics for Directors (“Director Code”) that applies to our directors and a policy with regard to reviewing certain transactions in which we are a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest. These documents are available on our website at www.altria.com/governance. We have also adopted the Altria Code of Conduct (“Code of Conduct”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Conduct is available on our website at www.altria.com/codeofconduct.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the U.S. Securities and Exchange Commission (“SEC”).

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Committees of Our Board of Directors

Our Board has established various standing Committees to assist it with the performance of its responsibilities. Our Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following our annual meeting of shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings. After each meeting, each Committee provides a full report to our Board.

Our Board has adopted written charters for each of these Committees. These charters are available on our website at www.altria.com/governance. The following table summarizes the primary responsibilities of the Committees:

Committee	Primary Responsibilities
Audit

The Audit Committee assists our Board in its oversight of (i) the integrity of our financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of our independent registered public accounting firm, (iii) the internal auditors and the internal audit function and (iv) our compliance with legal and regulatory requirements. The Audit Committee also prepares the Audit Committee report that SEC rules require us to include in our proxy statement. See pages 21 to 22 for further matters related to the Audit Committee, including its report for the year ended December 31, 2016.

Compensation

The Compensation Committee determines and approves CEO compensation and reviews and approves the compensation of the other executive officers, including salary, annual incentive awards and long-term incentive awards. The Compensation Committee also oversees the development of executive succession plans and evaluates and makes recommendations to our Board regarding potential CEO candidates. In addition, the Compensation Committee evaluates the design and effectiveness of our incentive programs. See pages 23 to 24 for further matters related to the Compensation Committee, including a discussion of its procedures and its report on the Compensation Discussion and Analysis appearing on pages 26 through 43.

Executive	The Executive Committee has authority to act for our Board during intervals between Board meetings to the extent permitted by law.
Finance

The Finance Committee monitors our financial condition, oversees the sources and uses of cash flow and advises our Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

Innovation

The Innovation Committee assists our Board in its oversight of the strategic goals and objectives of our subsidiaries’ innovation and marketing strategies, consumer/market understanding and brand plans, technological initiatives and research, development and engineering programs.

Nominating, Corporate Governance and Social Responsibility

The Nominating, Corporate Governance and Social Responsibility Committee identifies individuals qualified to become Board members consistent with the criteria established by our Board and described in our Corporate Governance Guidelines, and recommends a slate of nominees for election at each annual meeting of shareholders; makes recommendations to our Board concerning the appropriate size, function, needs and composition of our Board and its Committees; reviews non-employee director compensation and recommends changes in compensation to our Board; advises our Board on corporate governance matters; oversees the annual self-evaluation process of our Board and its Committees; and provides oversight of our public affairs, corporate reputation and societal alignment strategies.

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The following table sets forth the current members of each of the Committees and the number of meetings held during 2016:

Name	Audit (1)	Compensation (2)	Executive	Finance	Innovation	Nominating, Corporate Governance and Social Responsibility (3)
Gerald L. Baliles*		✓	✓		✓	Chair
Martin J. Barrington			Chair
John T. Casteen III*	✓				✓	✓
Dinyar S. Devitre*				✓	✓
Thomas F. Farrell II* (4)		✓	✓			✓
Thomas W. Jones*	✓	✓	✓	Chair
Debra J. Kelly-Ennis*	✓				✓	✓
W. Leo Kiely III*		Chair	✓	✓	✓
Kathryn B. McQuade*	✓	✓		✓
George Muñoz*	Chair		✓	✓		✓
Nabil Y. Sakkab*			✓	✓	Chair	✓
2016 Meetings	7	5	0	5	4	4

*	Independent Director.

(1)	The Audit Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that all members of the Audit Committee are financially literate and that George Muñoz is an “audit committee financial expert” within the meaning set forth in the regulations of the SEC.

(2)	The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE; are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE.

(4)	Presiding Director.

Our Board’s Risk Oversight Role

Our Board believes it has in place effective processes to identify and oversee the material risks facing Altria and our businesses and that these processes are consistent with, and provide additional support for, the current leadership structure of our Board. Our Board, both acting as a full Board and through its Committees, plays an important oversight role in our risk management processes. Regular Board and Committee meetings cover multiple days. Management from Altria and our subsidiaries and business functions attend each meeting. Board members also conduct periodic site visits to locations of our subsidiaries both in and outside our Richmond, Virginia headquarters. These meetings and site visits and, as appropriate, communications between Board meetings, allow our Board to discuss with management the operational risks facing the businesses of our subsidiaries.

We conduct an enterprise risk management process to identify, prioritize and manage risks that have the potential to present the most significant obstacles to achieving business objectives. Management reports annually to our Board on this process.

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BOARD AND GOVERNANCE MATTERS

Our Board, directly or through its Committees, also oversees management of the following risk areas:

▪	Legal and Regulatory Risk: Our Board, both directly and through the Audit Committee, receives regular updates on various legal and regulatory matters, including developments in litigation and developments related to U.S. Food and Drug Administration (“FDA”) regulation of certain of our subsidiaries, thereby reviewing our management of legal and regulatory risk. In addition, reports to the Audit Committee at each of its meetings by our Chief Compliance Officer and Corporate Audit personnel provide insight into our risk assessment and risk management policies and processes.

▪	Financial and Accounting Risk: The Finance and Audit Committees oversee our management of financial, accounting, internal controls and liquidity risks through interaction at each meeting with the Chief Financial Officer, management from our financial, accounting, auditing and treasury functions (as appropriate) and, for the Audit Committee, representatives from our independent registered public accounting firm.
▪	Reputational and Governance Risk: Through its interaction with business functions responsible for our public policy and societal alignment activities and strategies, the Nominating, Corporate Governance and Social Responsibility Committee oversees the ways in which we manage reputational and public policy risk. The Nominating, Corporate Governance and Social Responsibility Committee also oversees risks related to Board organization, membership and structure and other corporate governance matters.

▪	Executive Compensation Program Risk: The Compensation Committee considers the extent to which the executive compensation program may create risk for us (see page 35 for a more detailed description).

▪	Technology, Intellectual Property and Research and Product Development Risk: The Innovation Committee oversees our management of the risks associated with technology, research and product development, including intellectual property.

▪	IT Security Risk: The Audit Committee oversees our IT security program and management of the associated risks.

Directors

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee is responsible for identifying and evaluating nominees for director and for recommending to our Board a slate of nominees for election at the annual meeting of shareholders.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from directors, shareholders, management and others, including from time to time executive search and board advisory firms. The

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Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Nominating, Corporate Governance and Social Responsibility Committee for consideration as directors must submit a written notice to our Corporate Secretary following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Altria Documents and Shareholder Proposals – How Do I Communicate with Our Board of Directors?” on page 72. Our By-Laws set forth the procedures that a shareholder must follow to nominate directors. The procedures are summarized under the same section in response to the question “How Can a Shareholder Nominate a Director or Submit a Proposal for Next Year’s Annual Meeting?” on page 72.

Director Qualifications and Board Diversity

In reviewing nominee candidates, the Nominating, Corporate Governance and Social Responsibility Committee follows the process described above and, in so doing, considers both (i) our Mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products and (ii) its four related Mission goals – Invest in Leadership; Align with Society; Satisfy Adult Consumers; and Create Substantial Value for Shareholders. The Committee has not established any specific minimum qualification standards for nominees to our Board; rather, in evaluating the suitability of individuals for Board membership, the Committee considers the ways in which it believes each nominee can assist Altria in pursuing its Mission and advancing one or more Mission goals.

The Committee evaluates each individual in the context of our Board as a whole, with the objective of recommending a group of directors that can best continue our success and represent shareholder interests through the exercise of sound judgment. The Committee takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of views and experiences available to our Board in its deliberations. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of our Board. In addition, the Committee considers whether our Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in our Corporate Governance Guidelines.

Under “Proposal 1 – Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Committee and our Board as being particularly meaningful in pursuing our Mission and advancing one or more Mission goals.

EVALUATING BOARD DIVERSITY

We are committed to diversity, as reflected in our Mission goals, our Code of Conduct, our leadership development system and our various other policies.

The Nominating, Corporate Governance and Social Responsibility Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by our diversity philosophy in its review and consideration of potential director nominees. In this regard, our Board and the Committee view diversity holistically. As set forth in our Corporate Governance Guidelines, the Board and the Committee consider:

▪   whether the individual meets the requirements for independence;

▪   the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment;

▪   the individual’s understanding of our businesses and markets;

▪   the individual’s professional expertise and educational background; and

▪   other factors that promote diversity of views and experiences.

Director Independence Determinations

Under the listing standards of the NYSE, our Board must consist of a majority of independent directors. In making independence determinations, our Board observes NYSE and SEC criteria and considers all relevant facts and circumstances. Our Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of our Corporate Governance Guidelines, which are available on our website at www.altria.com/governance.

On the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, our Board has affirmatively determined that each of the following nominees is independent in that such nominee has no material relationship with us: Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Debra J. Kelly-Ennis, W. Leo Kiely III, Kathryn B. McQuade, George Muñoz, Nabil Y. Sakkab and Virginia E. Shanks. Our Board has also affirmatively

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determined, on the recommendation of the Committee, that Thomas W. Jones, who is not standing for re-election to our Board at the 2017 Annual Meeting, is independent. In making its recommendation to our Board, the Committee considered the following business relationships and transactions:

Business Relationships and Transactions Considered

Mr. Farrell is the Chief Executive Officer of Dominion Resources, Inc. (“Dominion”). A subsidiary of Dominion is a regulated public utility with which Altria or our subsidiaries has a commercial relationship for energy procurement. Amounts paid by Altria or our subsidiaries are set at rates fixed in accordance with the applicable regulatory authority. One of our subsidiaries has an agreement with the same utility under which the subsidiary receives nominal payments in connection with a solar energy program overseen and approved by the same regulatory authority. The terms of the agreement are comparable to those the utility offers to other third parties. Mr. Farrell is neither responsible for, nor involved in, the utility’s dealings with us or our subsidiaries, nor does Mr. Farrell materially benefit directly or indirectly from this relationship.

Altria or our subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties with entities where Mr. Casteen, Mr. Jones, Ms. Kelly-Ennis and Mr. Muñoz serve as non-executive directors or where immediate family members (as defined in the our Policy on Related Person Transactions, which is discussed in “Related Person Transactions and Code of Conduct” on page 71) of Mr. Casteen, Mr. Devitre, Mr. Farrell, Mr. Kiely and Dr. Sakkab are employed in non-executive officer capacities. In each case, neither the director nor the immediate family member is responsible for, or involved in, the entity’s day-to-day dealings with Altria or our subsidiaries, and the respective payments made by Altria or our subsidiaries to the entities in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Mr. Casteen, Mr. Devitre, Mr. Farrell, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely, Mr. Muñoz or Dr. Sakkab, or their respective immediate family members, materially benefits directly or indirectly from these relationships.

The Committee has determined that the foregoing business relationships and transactions did not affect the independence of any nominee for director.

In making its recommendation to our Board, the Committee also considered the following philanthropic relationships and transactions between Altria and our subsidiaries and various educational and other charitable entities located in or near our locations or facilities of our subsidiaries. We believe that corporate philanthropy furthers our Mission goal of investing in leadership, which includes investing meaningfully in the communities in which our employees live and work with the objective of making those communities leading environments where our businesses can succeed. In some cases, these relationships date back for many decades.

Philanthropic Relationships and Transactions Considered

Altria and the University of Virginia (the “University”) have a long-standing relationship that has included employment recruiting and charitable donations. In 2016, Altria or our subsidiaries made certain charitable donations to the University in an aggregate amount of $1,367,000, with the significant majority supporting the University’s Youth-Nex Center that promotes positive youth development and scholarships. In addition, we made ordinary course trade payments to the University in the aggregate amount of $227,606. The sum of these 2016 contributions and payments represent significantly less than 2% of the University’s consolidated gross revenues. Mr. Casteen is a former President of the University. He now serves as President Emeritus of the University. Mr. Casteen’s son, John T. Casteen IV, joined the University as a lecturer in 2016, and his daughter-in-law, Laura Casteen, is employed by the University as an Associate Dean. Neither Mr. Casteen nor his son or daughter-in-law materially benefits directly or indirectly from this relationship.

We also have long-standing relationships with other educational and charitable organizations in the Richmond, Virginia region, where Altria and several of our subsidiaries are headquartered and employ approximately 3,600 people. In 2016, we made a contribution to the following Richmond area charitable organization that exceeded $150,000:

•      $406,167 to the Virginia Museum of Fine Arts (“VMFA”) in support of exhibitions.

Messrs. Farrell and Barrington are non-employee trustees of the VMFA. The contributions identified did not exceed the greater of $1 million or 2% of the VMFA’s consolidated gross revenues. Neither Mr. Farrell nor Mr. Barrington materially benefits directly or indirectly from these contributions.

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Philanthropic Relationships and Transactions Considered

In addition, we make various grants and charitable contributions, including matching gifts under our Matching Gift Program, to entities where Governor Baliles, Mr. Casteen, Mr. Farrell, Mr. Jones, Ms. Kelly-Ennis and Mr. Muñoz and immediate family members of Governor Baliles, Mr. Jones, Mr. Kiely and Ms. McQuade serve as non-executive directors or trustees or non-executive employees. A substantial majority of these grants and contributions were made to non-profit entities that serve the communities in which Altria and our subsidiaries operate and to non-profit educational programs and institutions located in and around these communities. In each case, payments by us in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Governor Baliles, Mr. Casteen, Mr. Farrell, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely, Ms. McQuade or Mr. Muñoz, or their respective immediate family members, materially benefits directly or indirectly from these contributions.

The Committee has determined that the foregoing philanthropic relationships and transactions did not affect the independence of any nominee for director.

Director Compensation

Our philosophy is to provide competitive compensation necessary to attract and retain high-quality non-employee directors. Our Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders. Directors who are employees of Altria (currently, only Mr. Barrington) receive no additional compensation for service as a director.

The Nominating, Corporate Governance and Social Responsibility Committee periodically reviews the competitiveness of director compensation (taking into account our Compensation Survey Group (“CSG”) described on page 35), considers the appropriateness of the form, mix and amount of director compensation and makes recommendations to our Board concerning such compensation with a view toward attracting and retaining qualified directors. Effective in 2016, our Board, on the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, increased the annual cash board retainer for non-employee directors by $10,000 and the annual cash retainers for the Presiding Director and each Committee Chair by $5,000, representing the first increase to the cash component of our directors’ compensation since 2008. The annual cash Committee membership retainer and the annual equity award remain unchanged.

The following table presents the 2016 components of compensation for our non-employee directors:

Type of Compensation	Amount ($)
Annual Cash Board Retainer (1)	110,000
Annual Cash Retainer for Presiding Director	25,000
Annual Cash Retainer for Committee Chairs
Audit Compensation Finance Innovation Nominating, Corporate Governance and Social Responsibility	25,000 25,000 15,000 15,000 15,000
Annual Cash Membership Retainer for each member of each Committee above	5,000
Annual Equity Award (2)	175,000

(1)	Paid in quarterly installments.

(2)	The annual equity award is in the form of fully vested shares of Altria common stock.

A non-employee director may elect to defer all or part of the award of shares of common stock and all or part of his or her cash retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors, deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent

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account. These “investment choices” parallel the investment options offered under the Deferred Profit-Sharing Plan for Salaried Employees and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive deferred awards of common stock and cash distributions of deferred retainers either prior to or following termination of service from our Board, as elected by the non-employee director.

In addition to cash payments and stock awards, non-employee directors are covered under our Business Travel Accident Insurance Plan, which is available generally to all employees.

Non-employee directors may also participate in our Matching Gift Program. This program is available to all employees and non-employee directors. We will match eligible donations of a minimum of $25 up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2016, the following non-employee directors participated in this program: Governor Baliles, Mr. Casteen, Mr. Devitre, Mr. Jones, Ms. Kelly-Ennis, Mr. Kiely and Ms. McQuade. The aggregate amount of matching payments for these seven directors in 2016 was $165,585.

The following table presents the compensation received by the non-employee directors for service as directors in fiscal year 2016:

Non-Employee Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Gerald L. Baliles	140,000	175,008	21,000	336,008
John T. Casteen III	125,000	175,008	14,750	314,758
Dinyar S. Devitre	120,000	175,008	30,000	325,008
Thomas F. Farrell II	145,000	175,008	0	320,008
Thomas W. Jones	140,000	175,008	29,585	344,593
Debra J. Kelly-Ennis	125,000	175,008	10,000	310,008
W. Leo Kiely III	150,000	175,008	30,000	355,008
Kathryn B. McQuade	125,000	175,008	30,250	330,258
George Muñoz	150,000	175,008	0	325,008
Nabil Y. Sakkab	140,000	175,008	0	315,008

(1)	Pursuant to the Stock Compensation Plan for Non-Employee Directors, on May 19, 2016, each non-employee director received 2,779 shares of Altria common stock with an aggregate grant date fair market value of $175,008. The dollar value is slightly higher than $175,000 because the grant is made in whole shares. The fair market value of the shares of $62.975 per share was based on the average of the high and low trading prices of Altria common stock on May 19, 2016.

(2)	All Other Compensation consists of matching gifts paid in 2016 under our Matching Gift Program to charitable entities designated by the non-employee director, as more particularly described above. In the case of Ms. McQuade, the amount includes a match overage of $250.00 by Altria due to an oversight by our Matching Gift Program third-party administrator.

Stock Ownership Guidelines for Non-Employee Directors and Prohibition on Hedging and Pledging

Our Board believes that stock ownership guidelines further align the interests of our Board with those of our shareholders. Our non-employee directors are expected to hold shares of our common stock in an amount equal to the lesser of five times the then-current annual cash retainer or 26,000 shares. Directors are expected to reach this ownership level within five years of being elected to Board membership and to hold the requisite number of shares until retirement. The ownership requirement for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares and share equivalents. As of December 31, 2016, all of our directors who had served on our Board for five or more years since their election held a sufficient number of shares to satisfy these guidelines.

Our non-employee directors are not permitted to engage in hedging and pledging activities with respect to our stock.

20    ALTRIA GROUP, INC. – Proxy Statement

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2016

Management has the primary responsibility for Altria’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors Altria’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent registered public accounting firm and the performance of the internal auditors.

The Audit Committee has received representations from management that Altria’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that Altria maintained effective internal control over financial reporting, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by applicable standards adopted by the Public Company Accounting Oversight Board (“PCAOB”).

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from Altria and its management. The Audit Committee pre-approved all fiscal year 2016 audit and permissible non-audit services provided by the independent registered public accounting firm and the fees for those services included on page 22. As part of this process, the Audit Committee reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair their independence.

The Audit Committee discussed with Altria’s internal auditors and independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent registered public accounting firm, separately and together, with and without management present, to discuss Altria’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent registered public accounting firm and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board the inclusion of the audited consolidated financial statements in Altria’s 2016 Annual Report on Form 10-K.

Audit Committee:

George Muñoz, Chair

John T. Casteen III

Thomas W. Jones

Debra J. Kelly-Ennis

Kathryn B. McQuade

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AUDIT COMMITTEE MATTERS

Independent Registered Public Accounting Firm’s Fees

Aggregate fees, including out-of-pocket expenses, for professional services rendered by our independent registered public accounting firm, PricewaterhouseCoopers, for fiscal years ended December 31, 2016 and 2015 were comprised of the following (in thousands):

	2016 ($)	2015 ($)
Audit Fees (1)	6,928	6,289
Audit-Related Fees (2)	665	735
Tax Fees (3)	1,397	960
All Other Fees (4)	0	36
TOTAL	8,990	8,020

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (a) the audit of our consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of our subsidiaries; (b) reviews of our unaudited condensed consolidated interim financial statements; and (c) reviews of documents filed with the SEC.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.

(4)	Other fees in 2015 were related to a cybersecurity simulation exercise.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

22    ALTRIA GROUP, INC. – Proxy Statement

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE MATTERS

Introduction

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE. The current members of the Committee are: W. Leo Kiely III (Chair); Gerald L. Baliles; Thomas F. Farrell II; Thomas W. Jones; and Kathryn B. McQuade. The Committee’s responsibilities are described below and set forth in the Compensation Committee Charter, which is available on our website at www.altria.com/governance.

Compensation Committee Interlocks and Insider Participation

During 2016, none of our executive officers served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board or the Compensation Committee. No member of the Compensation Committee at any time during 2016 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction.

Compensation Committee Procedures

Scope of Authority

The responsibilities of the Compensation Committee are set forth in its Charter and include, among other duties, the responsibility to:

•	review and approve our overall executive compensation philosophy and design;

•	review and approve corporate goals and objectives relevant to the compensation of our CEO, evaluate the performance of our CEO in light of these goals and objectives and determine and approve the compensation of our CEO based on this evaluation;

•	review and approve the compensation of all executive officers;

•	make recommendations to our Board with respect to incentive compensation plans and equity-based plans, administer and make awards under such plans and review the cumulative effect of its actions;

•	monitor compliance by executives with our stock ownership guidelines;

•	monitor risks related to the design of our compensation program;

•	review and assist with the development of executive succession plans, evaluate and make recommendations to our Board regarding potential candidates to become CEO and evaluate and approve candidates to fill other senior executive positions;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	prepare and approve the Compensation Committee’s annual report for inclusion in our annual proxy statement.

In addition, the Compensation Committee determines ratings for Altria’s performance for the annual and long-term cash incentive awards formulas.

In accordance with its Charter, the Compensation Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate, unless prohibited by law, regulation or NYSE listing standards.

Processes and Procedures for Establishing Executive Compensation

The primary processes and procedures for establishing and overseeing executive compensation include:

Compensation Committee Meetings. The Compensation Committee meets several times each year, including five times in 2016. The Chair of the Committee, in consultation with management and the other members, sets meeting agendas. The Committee reports its actions and recommendations to our Board.

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COMPENSATION COMMITTEE MATTERS

Role of Consultants. As part of our annual compensation process, management engages Hewitt Associates, LLC d/b/a Aon Hewitt (“Aon Hewitt”).

•	Aon Hewitt conducts a survey of CSG companies. See page 35 for a description of the companies included in the CSG and the criteria and process for their selection. The survey collects compensation data and competitive practices. The Committee reviews the data to help it assess competitive levels of pay and the competitive mix of pay elements.

•	Based on parameters developed by management, Aon Hewitt provides competitive compensation information focused on chief executive officer pay primarily from public filings, including annual proxy filings, by companies within our CSG. The Committee also reviews this data.

•	Aon Hewitt provides background information on companies as reference for evaluating our CSG.

Aon Hewitt also reviews our risk assessment process with respect to its executive compensation program as described on page 35. Aon Hewitt provides neither advice nor recommendations on the form or amount of our executive or director compensation, nor does Aon Hewitt attend any Board or Committee meetings.

Role of Management.

•	Our management provides input on overall executive compensation program design for the Compensation Committee’s consideration.

•	Each year, our Chairman and CEO presents to the Compensation Committee compensation recommendations for our named executive officers other than himself, as well as certain other officers. The Committee reviews and discusses these recommendations with our CEO and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. Our CEO has no role in setting his own compensation.

•	At the beginning of each year, our Chairman and CEO presents his proposed annual performance goals to the Compensation Committee for its consideration.

Compensation Committee Report for the Year Ended December 31, 2016

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 26 through 43 of this Proxy Statement with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

W. Leo Kiely III, Chair

Gerald L. Baliles

Thomas F. Farrell II

Thomas W. Jones

Kathryn B. McQuade

24    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION – TABLE OF CONTENTS

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION TABLES

Summary Compensation Table	44
Grants of Plan-Based Awards during 2016	47
Outstanding Equity Awards as of December 31, 2016	48
Stock Option Exercises and Stock Vested during 2016	49
Pension Benefits	50
Non-Qualified Deferred Compensation	53
Payments upon Change in Control or Termination of Employment	54

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this section, we provide a detailed description of our executive compensation program, with a focus on the Compensation Committee’s decisions with respect to our NEOs:

Name	Position during 2016
Martin J. Barrington	Chairman of the Board, Chief Executive Officer and President, Altria Group, Inc.
William F. Gifford, Jr.	Executive Vice President and Chief Financial Officer, Altria Group, Inc.
Howard A. Willard	Executive Vice President and Chief Operating Officer, Altria Group, Inc.
Denise F. Keane	Executive Vice President and General Counsel, Altria Group, Inc.
Craig A. Johnson	President and Chief Executive Officer, Altria Group Distribution Company

Overview

Compensation Philosophy

Our executive compensation program aligns with our Mission, Mission goals and Values, including investing in leadership. We believe that such an investment requires:

•	clear alignment of the interests of our executives and shareholders;

•	clear articulation of corporate and individual performance goals;

•	transparent measurement of performance against those goals; and

•	a competitive, financially disciplined executive compensation program that rewards past success and creates the appropriate incentives for future conduct.

Say on Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) provides shareholders with an advisory vote (“Say on Pay”) on the compensation of a company’s named executive officers, as disclosed in the company’s annual proxy statement. We hold this vote annually. At the 2016 Annual Meeting, 93% of the votes cast approved our NEO compensation on an advisory basis. While the Committee acknowledges the consistently strong shareholder support for our executive compensation program, it is also committed to regularly reviewing the program in the context of our compensation philosophy. In reviewing the program in 2016, the Committee implemented changes that are highlighted under “Executive Compensation Program Highlights” on page 4 and in “Long-Term Incentives” beginning on page 38.

Shareholder Engagement

We periodically engage with large investors, including in 2016 and early 2017, to gain their perspectives on our executive compensation programs and corporate governance policies. Shareholders’ feedback has been generally positive and no significant concerns have been raised.

Financial Performance

Our business performance is a key factor in determining executive compensation. We delivered excellent business performance in 2016 and with respect to the LTIP, over the three-year performance period, as reflected in the “2016 Business Highlights” section beginning on page 3. The following graphs summarize our one and three-year performance against key financial measures:

26    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

2016 Total Shareholder Return

(1)	See “Decision-Making Process—Benchmarking—Compensation Survey Group and Altria Peer Group” for more information on the 2016 Altria Peer Group.

Source:	Bloomberg Daily Return (December 31, 2015 – December 31, 2016)

Note:	Assumes reinvestment of dividends as of the ex-dividend date.

Three-Year Total Shareholder Return

(2014 – 2016)

(1)	See “Decision-Making Process—Benchmarking—Compensation Survey Group and Altria Peer Group” for more information on the 2016 Altria Peer Group.

Source:	Bloomberg Daily Return (December 31, 2013 – December 31, 2016)

Note:	Assumes reinvestment of dividends as of the ex-dividend date.

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EXECUTIVE COMPENSATION

Adjusted Diluted EPS

(12/31/2013—12/31/2016)

(1)	Three-year compound annual growth rate (“CAGR”) based on 2013 adjusted diluted EPS of $2.38.

Dividend Rate (1)

(1)	Annualized dividend based on quarterly dividend rate per common share declared in August of each year.

(2)	Three-year CAGR based on the annualized dividend rate per common share of $1.92 that was declared in August 2013, with each August dividend similarly annualized.

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EXECUTIVE COMPENSATION

Pay For Performance

The following graph illustrates the relationship between Mr. Barrington’s total pay (including annualized LTIP compensation) and our indexed TSR:

CEO Pay (1) vs. Indexed TSR (2)

(1)	CEO pay is calculated using an annualized allocation of the 2014 – 2016 LTIP award. All other pay elements are based on the Summary Compensation Table values.

(2)	Indexed TSR reflects a December 31, 2013 starting point (with a nominal value of 100) and represents the total growth (including dividends) from that date through each December 31.

2016 Performance of NEOs

The Compensation Committee considered several factors in approving each element of compensation. For example, the Compensation Committee evaluated our financial and strategic performance, as described above and beginning on page 26, in the context of the 2016 Annual Incentive Award program and the 2014 – 2016 LTIP (discussed under “2016 Executive Compensation Program Decisions – Annual Incentives” on page 37 and “2016 Executive Compensation Program Decisions – Long-Term Incentives” on page 38). The Compensation Committee also considered the individual performance of each NEO for purposes of approving salary increases, annual cash incentive awards, equity awards and LTIP awards. Each executive, including our NEOs, is evaluated on a five-point scale of “Extraordinary,” “Outstanding,” “Valued,” “More Expected” or “Unacceptable.” Executives receive variable elements of compensation only after the relevant performance period – whether short- or long-term – has ended and the Compensation Committee has assessed Altria’s actual performance and considered executive performance relative to stated goals.

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EXECUTIVE COMPENSATION

The Compensation Committee concluded that our NEOs’ successes in achieving their performance goals contributed significantly to our strong overall 2016 performance. We discuss the performance of each NEO below.

•	Martin J. Barrington. Mr. Barrington provided extraordinary strategic leadership to our Board, the executive team and employees in a dynamic competitive and regulatory environment. Among other accomplishments, Mr. Barrington drove execution of our strategy to maximize the core business while innovating for future value creation; pursued long-term strategic options for new revenue and income growth; strengthened our culture; and maintained strong relationships with external stakeholders. Specifically, Mr. Barrington guided the efforts of Altria and our companies to:

•	deliver 2016 TSR of 20.5%, outpacing both the S&P 500 and the S&P Food, Beverage & Tobacco Index and marking the fourth consecutive year that TSR exceeded 20%;

•	reward our shareholders by paying out over $4.5 billion in dividends, raising our dividend by 8% and repurchasing approximately $1 billion of Altria stock under an expanded $3 billion share repurchase program;

•	strengthen our cost competitiveness with a productivity initiative and manufacturing facility consolidation that are expected to deliver approximately $350 million in annualized savings by year-end 2018;

•	oversee the building of infrastructure to pursue U.S. Food and Drug Administration (“FDA”) approval of reduced-harm products;

•	lead the cultural and system changes to improve our leadership and organizational capabilities, particularly regarding diversity and inclusion, business simplification and innovation; and

•	support the ABI/SABMiller transaction, which ultimately led to Altria’s 10.2% ownership interest in AB InBev and enhanced the value of our beer investment and our position in the global brewing profit pool.

•	William F. Gifford, Jr. Mr. Gifford’s responsibilities included oversight of the Finance function, Strategy and Business Development, Procurement, Investor Relations and Philip Morris Capital Corporation. He effectively managed the balance sheet and helped deliver adjusted diluted EPS growth of 8.2% and strong returns for our shareholders. Under his leadership, we continued to manage our debt profile by purchasing through a tender offer over $0.9 billion of 2038 and 2039 high-coupon debt and repurchased approximately $1 billion of Altria stock under an expanded $3 billion share repurchase program. Mr. Gifford also had extensive involvement in supporting the complex ABI/SABMiller transaction, working to secure attractive terms for Altria.

•	Howard A. Willard. Mr. Willard oversaw PM USA, John Middleton Co. (“Middleton”), USSTC, Nu Mark LLC (“Nu Mark”), Ste. Michelle and Altria Group Distribution Company (“AGDC”), along with the Consumer & Marketplace Insights function of Altria Client Services LLC. Under his leadership, the operating companies continued to deliver strong adjusted OCI growth and grow retail share in the smokeable and smokeless segments. The smokeable products segment grew adjusted OCI by 5.3% while growing cigarette retail share to 51.4%. Mr. Willard also oversaw the successful acquisition of Sherman Group Holdings, LLC and its subsidiaries (manufacturer of super-premium cigarettes and premium cigars), which closed in January 2017. The smokeless products segment grew adjusted OCI by 11.0% and the combined retail share of Copenhagen and Skoal by 0.9 share points with an enhanced brand portfolio strategy in a highly competitive environment. Nu Mark continued its expansion of MarkTen, which at year-end was available in stores representing about 55% of the e-vapor category volume in retail channels, including convenience stores. Ste. Michelle had a strong year, growing net revenues by 7.8%, adjusted OCI by nearly 10% and shipment volume by 5.3%. Ste. Michelle continued to expand and diversify its brand portfolio with the acquisition of Patz & Hall Winery and the development of five new innovation brands.

•	Denise F. Keane. Ms. Keane’s responsibilities included managing diverse litigation challenges and efficiently deploying the resources of the Law department to help Altria and its subsidiaries meet regulatory and business requirements. Under her leadership, the Law department concluded the Miles/Price “lights” class action, obtained defense verdicts in the Missouri “lights” class action and the Massachusetts medical monitoring case and settled favorably the Arkansas “lights” case. Ms. Keane also oversaw the management of a number of state Engle-progeny trials and post-verdict matters and supervised the non-participating manufacturer arbitration and litigation process. In addition, Ms. Keane oversaw the Law department’s outstanding delivery of legal services to our companies on a wide range of complex legal and regulatory issues. Ms. Keane also had extensive involvement in supporting the complex ABI/SABMiller transaction, working to capture attractive terms for Altria.

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EXECUTIVE COMPENSATION

•	Craig A. Johnson. Mr. Johnson’s responsibilities included providing sales, distribution and consumer engagement services to our tobacco operating companies. Under his leadership, AGDC:

•	formed a Digital & Marketing Services organization to drive engagement with adult tobacco consumers through enhanced digital marketing platforms, resulting in significant increases in consumer interactions and mobile coupon redemptions;

•	completed a major redesign of its field sales, key account and headquarters structure to enhance services to Altria’s tobacco operating companies, while better aligning with our trade partners; and

•	enhanced PM USA’s retail trade programs.

In addition to assessing Altria’s and individual performance against stated goals to determine incentive compensation, the Compensation Committee looks at industry compensation market data and tally sheets for each of the NEOs that include their total cash and long-term compensation for the last three years.

Executive Compensation Design

Principles

We strategically design our executive compensation program to promote our Mission, which is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. In pursuing our Mission, we remain focused on four goals: Invest in Leadership, Align with Society, Satisfy Adult Consumers and Create Substantial Value for Shareholders.

Our Values guide our behavior as we pursue our Mission and our goals. Our Values are Integrity, Trust and Respect; Passion to Succeed; Executing with Quality; Driving Creativity into Everything We Do; and Sharing with Others.

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our Mission and goals, while assuring that such efforts are guided by our Values. Specifically, our program is designed to satisfy the following objectives:

•	promote pursuit of business strategies that create substantial value for shareholders and are executed with integrity;

•	reward quality execution by making a significant portion of the compensation of our executives dependent on the achievement by Altria of key financial and strategic goals and their individual performance;

•	align the interests of shareholders and executives through equity and cash-based long-term incentive awards, stock ownership and retention guidelines and anti-hedging and anti-pledging policies with respect to our stock;

•	support the attraction, development and retention of world-class leaders; and

•	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

The elements of our executive compensation program serve these objectives with the following design principles (as shown in the chart below):

•	a mix of fixed and at-risk variable and performance-based compensation, with executives at higher levels having a higher proportion of variable compensation;

•	a mix of short- and long-term compensation to appropriately reward and motivate the achievement of both annual and long-term goals and objectives; and

•	a mix of cash and equity compensation that seeks to discourage actions solely driven by our stock price to the detriment of strategic goals and to minimize the potentially dilutive nature of equity compensation on shareholder value.

ALTRIA GROUP, INC. – Proxy Statement    31

EXECUTIVE COMPENSATION

2016 CEO and NEO Pay Mix (1)

(1)	Includes 2016 actual salary, annual incentive award, grant date fair value of long-term equity awards and annualized cash LTIP award. Pay components may not add to 100% due to rounding.

Elements

The table below provides a brief side-by-side comparison of the elements of our 2016 executive compensation program.

Long-Term Incentive Awards
	Salary	Annual Incentive	Equity	Cash

Form of Compensation	Cash	Cash	RSUs	Cash

Performance Period	Ongoing	Annual	Annual with three-year vesting periods	Three years; end-to-end cycles

Award Criteria	Individual performance	Company and individual performance	Individual performance and advancement potential	Company and individual performance

Company Performance Alignment		• Adjusted diluted EPS growth • Adjusted discretionary cash flow • Strategic initiatives	• Stock price appreciation for RSUs	• Adjusted diluted EPS growth • Relative TSR • Strategic initiatives

32    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The table below summarizes the elements and objectives of the 2016 executive compensation program for the NEOs. In addition, the general objective of each element is to attract and retain world-class leaders.

2016 Executive Compensation Program

	Element	Summary Description	Objective

Annual Compensation	Salary	Fixed cash compensation based on role at Altria.	• Provide financial stability • Recognize individual role, experience, responsibility and performance

	Annual Incentive Awards	Cash-based incentive plan based on prior year’s performance.	• Recognize annual financial and strategic performance after it is delivered • Recognize annual individual performance after it is delivered

Long-Term Incentive Compensation	Equity Awards	RSU awards based on prior year’s individual performance and advancement potential, vesting over a three-year period.	• Align NEOs’ interests with shareholders through stock ownership • Recognize individual performance after it is delivered and advancement potential • Build stock ownership • Retain talented leaders

	Long-Term Incentive Plan	Cash-based incentive plan based on three-year financial and strategic goals.	• Align NEOs’ interests with shareholders • Recognize long-term financial and strategic performance after it is delivered • Retain talented leaders • No dilutive impact

Post-Termination Benefits and Change in Control Payments	Defined Benefit Plans	Retirement plans providing for the continuation of a portion of compensation upon retirement or separation from service. Generally, employees hired prior to January 1, 2008 are eligible.	• Provide opportunity for financial security in retirement

Defined Contribution Plans

Annual cash contribution based on a formula related to adjusted diluted EPS growth for 2016 and, for employees not participating in a defined benefit plan, a supplemental contribution and matching contributions. Includes an Altria stock investment option.

• Provide opportunity for financial security in retirement • Provide additional opportunity to build stock ownership

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EXECUTIVE COMPENSATION

	Element	Summary Description	Objective

Post-Termination Benefits and Change in Control Payments	Change in Control Payments	Payments to executives in connection with a defined change in the ownership of Altria. Change in control provisions are contained in the 2010 and 2015 Performance Incentive Plans.	• Allow NEOs to focus on delivering shareholder value in a period of uncertainty • Allow NEOs to receive awards granted for periods of performance before a change in control

Termination Payments

For certain types of involuntary separations, potential for severance benefits (including continuation of salary and health insurance based on years of service). Our NEOs are eligible for the same severance benefits as our other salaried employees.

• Provide opportunity for protection upon an unexpected event

Perquisites

For the Chairman, CEO and President for safety and security purposes, home security system and personal use of our aircraft subject to an annual allowance.

For all NEOs, Altria-paid executive physical and leased vehicle (not used by the Chairman, CEO and President).

• Provide security • Provide comprehensive annual preventive health screening • Effective January 1, 2016, we discontinued reimbursement for financial counseling services

Other Benefits		Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees.	• Promote health and financial security

34    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Decision-Making Process

Risk Assessment

A cross-functional team of executives in the Human Resources & Compliance, Law, Corporate Audit and Finance departments annually reviews Altria’s compensation program (executive and non-executive) to identify features that could encourage excessive risk-taking by program participants and to assess the potential of such risks to have a material adverse effect on Altria. Management requested that the external compensation consultant, Aon Hewitt, review this risk assessment process – specifically, the features identified as potentially encouraging excessive risk-taking, features that mitigate risk and management’s assessment of those features – to confirm consistency with prevailing best practices.

After reviewing management’s assessment, the Compensation Committee believes that neither the compensation program’s design nor the individual elements of executive compensation encourage employees, including our NEOs, to take unnecessary or excessive risks. The executive compensation program also incorporates risk-mitigating features such as those shown in the chart on the right, which the Compensation Committee considered as part of its assessment. We believe that any risks arising from our compensation policies and practices are not likely to have a material adverse effect on Altria.

Benchmarking

Compensation Strategy

RISK-MITIGATING FEATURES

▪   Appropriate compensation mix of fixed versus at-risk variable pay, annual versus long-term pay, cash versus equity and performance-based versus non-performance-based pay

▪   Multiple objective performance factors used for annual and long-term cash incentive awards, coupled with the Compensation Committee’s discretion to approve awards at lower than target

▪   Caps on annual and long-term incentive plan formulas

▪   Peer company benchmarking

▪   Significant stock ownership, holding requirements and anti-hedging/anti-pledging policies

▪   A “clawback” policy providing for the adjustment or recovery of executive compensation upon the restatement of our financial statements

▪   Individual performance assessments that emphasize behavior consistent with our Mission goals and Values

We design our executive compensation program to deliver total compensation (salary, annual and long-term cash awards, equity awards and benefits) upon attainment of performance targets at levels between the 50th and the 75th percentiles of compensation paid to executives in the CSG, discussed below. We believe that this approach is critical to attracting and retaining world-class leaders to pursue our Mission goals, particularly given the unique challenges of our industry. We also believe this approach contributes to low executive turnover across all of our businesses. Actual total compensation can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance in relation to performance targets.

Compensation Survey Group and Altria Peer Group

We annually compare our executive compensation program with the programs of the companies in the CSG. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the CSG, the Compensation Committee identifies companies that compete with us for talent and:

•	are direct competitors;

•	have similar market capitalization;

•	are primarily focused on consumer products; or

•	have businesses generally focused within the United States.

The Altria Peer Group is a subset of the CSG that we use, along with major external indices, to assess financial performance for purposes of determining variable compensation payments. The Altria Peer Group consists of U.S.-headquartered consumer product companies that compete with our tobacco operating subsidiaries or that we believe otherwise provide useful financial performance comparisons on the basis of market capitalization or reported revenue.

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Based on these criteria, the Compensation Committee included the following companies in the 2016 CSG and the 2016 Altria Peer Group and used this list for compensation-related decisions during 2016. The list is sorted by market capitalization as of December 31, 2016.

Compensation Survey Group Companies	Market Capitalization (1) ($B)	Altria Peer Group
The Coca-Cola Company	179	✓
Merck & Co., Inc.	162
PepsiCo, Inc.	150	✓
Philip Morris International Inc. (2)	142
Altria	132
3M Company	107
The Kraft Heinz Company	106	✓
McDonald’s Corporation	101
Bristol-Myers Squibb Company	98
Eli Lilly and Company	81
Median	81
Reynolds American Inc.	80	✓
Mondelēz International, Inc.	68	✓
Colgate-Palmolive Company	58	✓
Kimberly-Clark Corporation	41	✓
General Mills, Inc.	36	✓
Kellogg Company	26	✓
The Hershey Company	22	✓
Campbell Soup Company	19	✓
ConAgra Brands, Inc.	17	✓

(1)	Market capitalization is calculated using shares outstanding as of the most recent public disclosure as of January 3, 2017 per Bloomberg multiplied by the closing stock price as of December 30, 2016.

(2)	Although Philip Morris International Inc. does not meet all of the criteria set forth above, we compete for executive talent.

2016 Executive Compensation Program Decisions

Salary

The Compensation Committee considers a number of factors when reviewing and setting salaries for our NEOs, including each executive’s individual performance, level of responsibility, experience, the relationship between salaries paid to other Altria executives and the position of the executive’s salary within the applicable salary range. Additionally, as appropriate, the Compensation Committee compares the salaries of our NEOs to others holding comparable positions at CSG companies. The Compensation Committee analyzes all these factors in the aggregate in determining NEO salaries.

Salaries are relevant in establishing annual and long-term incentive target awards and factor into retirement, group life insurance and certain other benefits available to all salaried employees. The Compensation Committee reviews salaries on an annual basis and any increases generally are effective March 1.

The 2016 salary ranges for our NEOs were as follows:

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	2016 Salary Range
Band	Minimum ($)	Maximum ($)
A (Mr. Barrington)	910,000	2,090,000
B (Other NEOs)	480,000	1,100,000

The Compensation Committee increased the salaries of our NEOs based on the criteria noted above as follows, effective March 1, 2016:

2016 Salary Increases

Name	2015 Salary ($)	2016 Salary ($)
Martin J. Barrington	1,350,000	1,420,000
William F. Gifford, Jr.	610,000	647,000
Howard A. Willard	800,000	840,000
Denise F. Keane	916,000	943,000
Craig A. Johnson	875,000	907,000

Annual Incentives

The Annual Incentive Award program is a cash-based, pay-for-performance plan for management employees, including our NEOs. Participants have an annual award target based on salary band and expressed as a percentage of salary. Our benchmarking process establishes award targets, which are paid only after both business and individual results are assessed against targeted levels of performance. While the Compensation Committee reviews and approves the targets annually, no individual is guaranteed an award.

Each December, the Compensation Committee reviews the financial and strategic performance of Altria as well as the performance of each of our tobacco and wine businesses for that year. The Compensation Committee uses adjusted diluted EPS growth and adjusted discretionary cash flow as the key financial measures in determining Annual Incentive Awards because these measures link to our long-term financial goals to:

•	grow adjusted diluted EPS at an average annual rate of 7% to 9%; and

•	maintain a target dividend payout ratio of approximately 80% of adjusted diluted EPS.

The Compensation Committee believes that the combination of these metrics provides the best alignment between Altria’s business strategy and our shareholders’ interests: our executives are rewarded when our shareholders are rewarded.

In determining Altria’s financial performance for 2016, the Compensation Committee considered the following:

Key Financial Measures

(millions, except per share data)

	Target Range	2016 Results	Rating (from 0% - 130%)	Weighting	Weighted Result
Adjusted Diluted EPS Growth (1) (2)	$2.97 - $3.02	$3.03	114%	75%	86%
(Rating Range)	(90% - 110%)
Adjusted Discretionary Cash Flow (2)	$4,993 - $5,518	$5,653	117%	25%	29%
(Rating Range)	(90% - 110%)
Rating for Financial Metrics					115%

(1)	In early 2016, when the Compensation Committee approved an original target range of $3.00 to $3.05 (based on the initial guidance that we disclosed for 2016 full-year adjusted diluted EPS), the ABI/SABMiller transaction had not closed and the Committee acknowledged that if the transaction closed in 2016 the target range would be adjusted to reflect the absence of fourth quarter equity earnings from AB InBev due to the application of lag accounting for such earnings. The ABI/SABMiller transaction closed in October 2016 and the original target range was so adjusted.

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(2)	Adjusted diluted EPS growth and adjusted discretionary cash flow are non-GAAP financial measures. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

In addition to financial metrics, the Compensation Committee evaluates our performance and the performance of each of our tobacco and wine businesses against key strategic initiatives that are designed to promote our long-term success, as well as any significant events during the year. The key strategic initiatives in 2016 included:

•	brand-building initiatives in our core businesses;

•	enhancing adult tobacco consumer engagement through digital marketing technologies and consumer insights;

•	advancing our innovation and harm reduction strategies;

•	enhancing our information technology;

•	enhancing our retail engagement system;

•	productivity and business simplification initiatives; and

•	developing organizational talent and enhancing our culture to improve diversity and inclusion.

The Compensation Committee also considers TSR in its evaluation of overall performance. Our 2016 TSR of 20.5% exceeded the 8.8% TSR of the 2016 Altria Peer Group, the 8.8% TSR of the S&P Food, Beverage & Tobacco Index and the 12.0% TSR of the S&P 500 Index.

Based on its overall review of financial measures and strategic initiatives, the Compensation Committee assigns an Annual Incentive Award business performance rating for us and each of our business segments. Performance at planned levels receives a rating of 100%. Depending on performance, Annual Incentive Award ratings for business performance can range from 0% to 130%. Performance against the financial metrics reflected above resulted in a rating of 115% for 2016. The Committee also considered performance against the 2016 strategic measures described above and our TSR relative to our Peer Group and major indexes and assigned an overall Annual Incentive Award business performance rating of 123%. The Committee used this rating, together with individual performance (see “2016 Performance of NEOs” on page 29), in determining the 2016 awards below. The following formula is the basis for determining Annual Incentive Awards:

Salary	X	Target (% of salary)	X	Business Performance Rating	X	Individual Performance Factor	=	Annual Incentive Award

2016 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards

Name	Band	Salary ($)	Target (% of salary)	2016 Business Performance Rating (0 - 130%)	Individual Performance Factor Range (1) (% of target)		Award Range for 2016 Performance ($)	Actual Award for 2016 Performance ($)
					Minimum	Maximum
Martin J. Barrington	A	1,420,000	150	123	85	175	2,226,915 - 4,584,825	3,900,000
William F. Gifford, Jr.	B	647,000	95	123	85	155	642,617 - 1,171,830	950,000
Howard A. Willard	B	840,000	95	123	85	155	834,309 - 1,521,387	1,300,000
Denise F. Keane	B	943,000	95	123	85	155	936,611 - 1,707,938	1,450,000
Craig A. Johnson	B	907,000	95	123	85	155	900,855 - 1,642,736	1,219,000

(1)	The individual performance ranges are stated as a percentage of target and are based on individual performance between “Valued” and “Extraordinary.”

Long-Term Incentives

We have historically awarded long-term incentives to senior executives through a combination of RSU awards and performance-based long-term cash incentive awards. The mix of these awards focuses executives on TSR, adjusted diluted EPS growth, long-term operational performance and progress against strategic and societal alignment objectives, while minimizing shareholder dilution.

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Long-Term Incentives: Equity Awards

Equity awards in the form of RSUs focus executives on increasing long-term shareholder value, enhance executive retention and promote executive stock ownership. Awards recognize prior year performance and advancement potential and generally vest three years after the date of the award, subject to earlier vesting on death, disability or retirement on or after age 65 or in connection with a change in control. This vesting period is intended to retain and motivate executives, while promoting long-term performance. Recipients receive cash dividend equivalents during the vesting period. The Compensation Committee annually reviews equity award targets against competitive data and decided to maintain the current targets for each salary band for the 2016 grants. The awards are granted on the date of Compensation Committee approval, and no individual is guaranteed an award.

The Compensation Committee exercises discretion in making equity awards to our Chairman, CEO and President (salary band A) based on its assessment of competitive data and its review of our Chairman, CEO and President’s individual performance. The Compensation Committee reviews various equity award scenarios, including past practices of those companies within the 2016 CSG, to establish an appropriate range of awards.

2016 EQUITY AWARD HIGHLIGHTS

▪   RSUs

▪   Vesting period of three years

▪   Cash dividend equivalent payments

▪   NEO awards based on:

–  Executive’s individual performance in year prior to the grant;

–  Executive’s advancement potential;

–  Compensation Committee discretion; and

–  Competitive benchmarking

▪   Number of shares awarded is based on fair market value of our stock on the date of the grant

The equity awards granted to our NEOs in 2016 were as follows:

2016 Equity Awards

Name	Band	Equity Target ($)	Equity Award Range (1) ($)	Actual Equity Award (1) (2) ($)
Martin J. Barrington	A	–	–	6,500,010
William F. Gifford, Jr.	B	1,275,000	765,000 - 1,912,500	1,700,038
Howard A. Willard	B	1,275,000	765,000 - 1,912,500	1,700,038
Denise F. Keane	B	1,275,000	765,000 - 1,912,500	1,700,038
Craig A. Johnson	B	1,275,000	765,000 - 1,912,500	1,275,058

(1)	Ranges and actual awards are a function of individual performance and, for our NEOs other than Mr. Barrington, advancement potential.

(2)	Represents the grant date fair value of stock awards granted in 2016 pursuant to Financial Accounting Standards Board (“FASB”) Codification Topic 718. Please see footnote 1 to the Summary Compensation Table on page 44.

The Committee decided that for the equity awards granted in January 2017, executives will receive a mix of 60% RSUs and 40% PSUs. The addition of PSUs, combined with our existing cash LTIP, will increase to over 60% the portion of our executives’ long-term incentives that is tied to business performance.

Target Long-Term Incentive Mix

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Long-Term Incentives: 2014 – 2016 Long-Term Incentive Plan Awards

The LTIP is a long-term cash performance plan that uses a three-year, end-to-end performance cycle, an approach consistent with our long-term strategic planning process. At the beginning of each three-year cycle, the Compensation Committee approves long-term financial and strategic performance goals for us that can only be measured effectively after completion of the cycle. Awards are payable in cash after the end of each three-year cycle, based on an assessment of actual overall business and individual performance during the entire award cycle. Each executive has an award target based on his or her salary band, expressed as a percentage of each year-end salary over the three-year cycle. The Compensation Committee retains the discretion to adjust awards upward or downward, and no individual is guaranteed an award.

LTIP HIGHLIGHTS

▪   Three-year, end-to-end performance cycle

▪   Awards based on our performance against long-term financial and strategic goals and individual performance

▪   The lump sum cash payment of the three-year 2014 – 2016 LTIP award significantly increases the NEOs’ 2016 total compensation when compared to 2015 and 2014, when no LTIP awards were made.

Although the Compensation Committee takes our executives’ earnings opportunity under the LTIP into account when setting their compensation each year, those opportunities remain at risk until the end of the three-year performance cycle.

The Compensation Committee has previously considered alternative LTIP design approaches, such as overlapping three-year cycles (with a new three-year cycle beginning each year), resulting in annual payouts versus payouts every three years. Although such an approach would result in less fluctuation in the annual compensation of executives, the Compensation Committee has concluded that reducing fluctuations is outweighed by the clarity of long-term performance incentives and the retention value of end-to-end performance cycles.

2014 – 2016 LTIP Performance Measures

The 2014 – 2016 LTIP performance cycle concluded on December 31, 2016. This performance cycle rewarded achievement of key financial and strategic performance measures intended to create substantial value for shareholders. Financial and strategic measures each were weighted 50% in evaluating performance.

The following table illustrates our performance against the financial measures:

Financial Measures (50%)	Performance Against Financial Measures
Relative 2014 – 2016 TSR growth versus Altria Peer Group and major indices	Altria	99.5%
	S&P 500 Food, Beverage & Tobacco Index	42.3%
	S&P 500 Index	29.0%
	2016 Altria Peer Group	42.0%
Adjusted Diluted EPS 2014 - 2016 compound annual growth rate of 6.7% - 8.6% (1)	8.4%

(1)	In early 2016, when the Compensation Committee reviewed the original target range of 7% to 9%, the ABI/SABMiller transaction had not closed and the Committee acknowledged that if the transaction closed in 2016 the target range would be adjusted to reflect the absence of fourth quarter equity earnings from AB InBev due to the application of lag accounting for such earnings. The ABI/SABMiller transaction closed in October 2016 and the original target range was so adjusted.

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The following table illustrates our performance against the strategic measures:

Strategic Measures (50%)	Performance Against Strategic Measures
Enhance our infrastructure to maintain or improve our operating companies’ major brands’ franchises among adult tobacco consumers.

Our tobacco companies enhanced branded websites, and developed mobile apps and digital coupons to increase adult tobacco consumer engagement. PM USA also successfully expanded product offerings and enhanced packaging to exceed adult smoker expectations.

Build the infrastructure to pursue regulatory pathways for innovative reduced harm products and effective engagement and advocacy with the FDA.	We made significant progress in preparing FDA applications related to reduced harm products and developing a scientific framework to support such applications.
Build the infrastructure to achieve a leading position in the U.S. e-vapor market by year-end 2017.	Nu Mark launched in approximately 54,000 stores making good progress toward establishing MarkTen as a leading brand in the e-vapor market.
Build an innovation system and culture that provides sustainable competitive advantage.	Our operating companies developed five-year product portfolio plans with a sharper focus on innovation, including harm reduction.
Simplify the business, streamline business process and improve productivity.

We significantly streamlined business processes to reduce costs and announced a productivity initiative and a manufacturing consolidation plan to reduce costs and streamline operations and achieve greater efficiencies.

Enhance our talent system, including diversity and inclusion, to improve our leadership capability.	We developed and launched programs to build leadership capability around our culture change initiatives of innovation, business simplification and diversity and inclusion.

The Compensation Committee also considered our support of the ABI/SABMiller transaction that resulted in ultimately securing 10.2% ownership in the new AB InBev. We believe this transaction enhances the value of our beer investment and will deliver strong long-term financial returns to shareholders.

Following the conclusion of the 2014 – 2016 LTIP cycle, the Compensation Committee assessed our performance on each of the above financial and strategic measures to determine the final LTIP rating, which could have ranged from 0% to 130%. The Compensation Committee assigned an LTIP business performance rating of 120% to Altria, then used that rating to determine the 2014 – 2016 award ranges and actual awards below. The Compensation Committee determined that all LTIP awards would be based on the business performance factor with no adjustment for individual performance, reflecting an emphasis on the collaboration required to pursue the financial and strategic measures rather than individual efforts. The following formula is the basis for determining LTIP awards:

Year-end Salaries for Each Plan Year	X	Award Target (prorated for time in Band)	X	Business Performance Rating	X	Individual Performance Factor	=	Three-Year LTIP Award

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2014 – 2016 Long-Term Incentive Plan Award Target Percentages and Actual Awards

Name	Band		Award Target (%) (1)	Business Performance Rating (%)	2014 - 2016 Actual Award (2) ($)
Martin J. Barrington	A		250	120	12,060,000
William F. Gifford, Jr.	B	(3)	200	120	3,700,600
Howard A. Willard	B		200	120	5,572,800
Denise F. Keane	B		200	120	6,612,000
Craig A. Johnson	B		200	120	6,331,200

(1)	The award target is stated as a percentage of each year-end salary over the three-year performance cycle.

(2)	The Compensation Committee did not make adjustments for individual performance.

(3)	Per plan rules, Mr. Gifford’s LTIP award was prorated for 424 days as a salary band C employee and 672 days as a salary band B employee.

Perquisites

The Compensation Committee believes that a competitive executive compensation package includes reasonable perquisites that supplement our retention efforts. The perquisites we provided to our NEOs in 2016 are set forth in the All Other Compensation table on page 46. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally. Mr. Barrington is required to use our aircraft for all air travel for purposes of security. For Mr. Barrington, the Compensation Committee considers the potential value of personal aircraft usage in determining the other components of his total compensation. Mr. Barrington did not accept the Altria-paid automobile and executive physical in 2016. Effective January 1, 2016, we discontinued reimbursement for financial counseling services.

Post-Termination Benefits and Change in Control Payments

We provide post-termination benefits to our NEOs, including retirement benefits and termination payments if applicable, as well as payments in connection with a change in control.

•	Retirement Benefits. Our NEOs participate in certain qualified and non-qualified retirement plans, which we believe promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table (pages 51 to 52) and the Non-Qualified Deferred Compensation table (page 54).

•	Change in Control Payments. Our 2015 Performance Incentive Plan (“2015 PIP”) includes a double-trigger provision for annual incentive awards, equity awards and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. In contrast, our 2010 Performance Incentive Plan (“2010 PIP”), under which some awards remain unvested, provides for the vesting and acceleration of certain elements of compensation immediately upon a change in control. The details of these provisions are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 54 to 57).

•	Termination Payments. The Severance Pay Plan for Salaried Employees provides an opportunity for financial protection against the unexpected event of an involuntary termination of employment. The details of this plan are discussed in the “Payments upon Change in Control or Termination of Employment” section (pages 54 to 57).

Other Considerations

Stock Ownership and Holding Requirements and Prohibition on Hedging and Pledging

The Compensation Committee has established stock ownership requirements under which executives are expected to hold our common stock until their termination of employment in an amount equal to a multiple of salary, as determined by their salary band. If the stock price declines, an executive may satisfy the requirement by holding a fixed number of shares based on the stock price at the beginning of the executive’s acquisition period. The Compensation Committee set the requirements as 12

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times base salary for salary band A (CEO) and six times base salary for salary band B (other NEOs). In addition, effective October 1, 2016, the Compensation Committee adopted a stock holding requirement that prohibits executive officers from selling shares received as compensation until they meet their stock ownership requirement.

Stock ownership includes shares held as RSUs, PSUs and restricted stock. We expect executives to meet their ownership requirement within five years of becoming subject to the requirement (or three years from a subsequent promotion date and resulting increase in the ownership requirement). As of December 31, 2016, all of our NEOs substantially exceeded their stock ownership requirements.

We have had a long-standing policy prohibiting our NEOs from engaging in hedging activities with respect to our shares. Effective October 1, 2016, the Compensation Committee adopted an anti-pledging policy. While we did not previously have a formal policy prohibiting our NEOs from engaging in pledging activities with respect to our shares, our NEOs historically have not pledged their shares.

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation

We have a “clawback” policy providing for the adjustment or recovery of compensation in certain circumstances. If our Board or an appropriate committee of our Board determines that, as a result of a restatement of our financial statements, an executive received more compensation than would have been paid absent the incorrect financial statements, our Board or its committee, in its discretion, will take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of RSUs, PSUs or restricted stock awards, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as our Board or its committee determines to be in the best interests of Altria and our shareholders. Our RSUs, PSUs and restricted stock award agreements also include “clawback” provisions.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we consider tax and accounting treatment when designing and administering our program. An important tax consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to each covered officer for tax purposes to $1.0 million annually. Covered officers include the principal executive officer and our next three highest paid executive officers, other than our principal financial officer.

However, this limitation does not apply to performance-based compensation, provided we satisfy certain conditions. We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual and long-term cash incentive awards and equity awards. The Annual Incentive Awards and grants of RSUs that the Compensation Committee awarded to our covered officers in 2016 were subject to, and made in accordance with, previously implemented performance-based compensation arrangements that were intended to qualify as tax-deductible.

The Compensation Committee does not believe compensation decisions should be necessarily constrained by how much compensation is deductible for federal income tax purposes. As a result, the Compensation Committee has authorized, and retains the discretion to authorize, other payments that may not be deductible if it believes that they are in the best interests of Altria and our shareholders. Such determinations include, for example, payment of a salary to an officer that exceeds $1.0 million, with the result that a portion of such officer’s salary exceeds the deductibility limit. Similarly, a covered officer’s compensation may exceed the $1.0 million deductibility limit due to other elements of annual compensation, such as vesting of certain stock grants, dividends or dividend equivalents paid on certain stock and perquisites.

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Compensation Tables

Summary Compensation Table

The following table provides the compensation information of our NEOs for 2016, 2015 and 2014. The table does not show compensation information for Mr. Gifford for 2014 because he was not an NEO in 2014.

				Non-Equity Incentive Plans
Name and Principal Position	Year	Salary ($)	Stock Awards Grant Value (1) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (2) ($)	Change in Pension Value (3) ($)	All Other Compensation (4) ($)	Total ($)
Martin J. Barrington,	2016	1,408,333	6,500,010	3,900,000	12,060,000	3,363,075	342,148	27,573,566
Chairman, Chief Executive Officer and	2015	1,333,333	5,600,071	3,500,000	–	2,606,735	256,229	13,296,368
President, Altria Group, Inc.	2014	1,241,667	5,250,206	2,950,000	–	2,629,203	249,914	12,320,990
William F. Gifford, Jr.,	2016	640,833	1,700,038	950,000	3,700,600	879,815	96,713	7,967,999
Executive Vice President and Chief	2015	594,167	2,650,282	900,000	–	650,130	76,596	4,871,175
Financial Officer, Altria Group, Inc.	2014
Howard A. Willard,	2016	833,333	1,700,038	1,300,000	5,572,800	1,400,173	120,080	10,926,424
Executive Vice President and Chief	2015	780,333	3,150,551	1,200,000	–	998,455	106,113	6,235,452
Operating Officer, Altria Group, Inc.	2014	676,833	1,650,054	908,000	–	1,190,965	99,460	4,525,312
Denise F. Keane,	2016	938,500	1,700,038	1,450,000	6,612,000	755,050	139,165	11,594,753
Executive Vice President and General	2015	912,667	1,650,289	1,350,000	–	390,030	125,311	4,428,297
Counsel, Altria Group, Inc.	2014	890,500	1,650,054	1,137,000	–	854,996	125,805	4,658,355
Craig A. Johnson,	2016	901,667	1,275,058	1,219,000	6,331,200	348,405	132,544	10,207,874
President and Chief Executive Officer,	2015	871,833	1,275,496	1,100,000	–	660,369	111,585	4,019,283
Altria Group Distribution Company	2014	850,833	1,275,092	960,000	–	1,283,591	117,879	4,487,395

(1)	The amount shown is the grant date fair value of stock awards determined pursuant to FASB Codification Topic 718. The assumptions we used in calculating these amounts are incorporated herein by reference to Note 2 to our consolidated financial statements in the 2016 Annual Report on Form 10-K.

(2)	The 2014 – 2016 LTIP performance cycle ended on December 31, 2016. The LTIP uses three-year, end-to-end performance cycles. We pay executives in a lump sum cash award only after the end of the three-year performance cycle, based on an assessment of overall corporate and individual performance during the entire award cycle. This end-to-end performance cycle significantly increases the NEOs’ 2016 total compensation in the Summary Compensation Table compared to 2015 and 2014, when no LTIP awards were made.

The table below reflects the impact on the Summary Compensation Table if the lump sum value was allocated over the 2014 – 2016 performance period.

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2014 – 2016 LTIP Payment Allocated Over Three-Year Performance Cycle

				Non-Equity Incentive Plans
Name	Year	Salary ($)	Stock Awards Grant Value ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (a) ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
Martin J. Barrington	2016	1,408,333	6,500,010	3,900,000	4,260,000	3,363,075	342,148	19,773,566
	2015	1,333,333	5,600,071	3,500,000	4,050,000	2,606,735	256,229	17,346,368
	2014	1,241,667	5,250,206	2,950,000	3,750,000	2,629,203	249,914	16,070,990
William F. Gifford, Jr.	2016	640,833	1,700,038	950,000	1,552,800	879,815	96,713	5,820,199
	2015	594,167	2,650,282	900,000	1,375,300	650,130	76,596	6,246,475
	2014
Howard A. Willard	2016	833,333	1,700,038	1,300,000	2,016,000	1,400,173	120,080	7,369,624
	2015	780,333	3,150,551	1,200,000	1,920,000	998,455	106,113	8,155,452
	2014	676,833	1,650,054	908,000	1,636,800	1,190,965	99,460	6,162,112
Denise F. Keane	2016	938,500	1,700,038	1,450,000	2,263,200	755,050	139,165	7,245,953
	2015	912,667	1,650,289	1,350,000	2,198,400	390,030	125,311	6,626,697
	2014	890,500	1,650,054	1,137,000	2,150,400	854,996	125,805	6,808,755
Craig A. Johnson	2016	901,667	1,275,058	1,219,000	2,176,800	348,405	132,544	6,053,474
	2015	871,833	1,275,496	1,100,000	2,100,000	660,369	111,585	6,119,283
	2014	850,833	1,275,092	960,000	2,054,400	1,283,591	117,879	6,541,795

(a)	This column shows an annualized allocation of the 2014 – 2016 LTIP awards instead of a lump sum payment for 2016 as shown in the Summary Compensation Table. Allocations are based on year-end salaries, percentage targets for each salary band and the respective time in each salary band.

(3)	The amounts show the change in the present value of each NEO’s pension benefits from December 31, 2015 to December 31, 2016. The change in 2016 is due to a variety of factors, including growth in benefit due to additional pay and service, passage of time and a change in the discount rate.

(4)	Details of other compensation for each of our NEOs appear in the All Other Compensation table shown below.

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EXECUTIVE COMPENSATION

All Other Compensation

Name	Year	Allocation to Defined Contribution Plans (a) ($)	Personal Use of Altria Aircraft (b) ($)	Car Expenses (c) ($)	Financial Counseling Services (d) ($)	Security ($)	Executive Physicals ($)	Total ($)
Martin J. Barrington	2016	169,000	172,593	–	–	555	–	342,148
	2015	133,333	122,278	–	–	618	–	256,229
	2014	124,167	125,287	–	–	460	–	249,914
William F. Gifford, Jr.	2016	76,900	–	16,513	–	–	3,300	96,713
	2015	59,417	–	17,179	–	–	–	76,596
	2014
Howard A. Willard	2016	100,000	–	16,780	–	–	3,300	120,080
	2015	78,033	–	18,016	6,764	–	3,300	106,113
	2014	67,683	–	18,477	10,000	–	3,300	99,460
Denise F. Keane	2016	112,620	–	23,245	–	–	3,300	139,165
	2015	91,267	–	20,744	10,000	–	3,300	125,311
	2014	89,050	–	23,455	10,000	–	3,300	125,805
Craig A. Johnson	2016	108,200	–	21,044	–	–	3,300	132,544
	2015	87,183	–	19,417	4,985	–	–	111,585
	2014	85,083	–	23,921	5,575	–	3,300	117,879

(a)	Amounts represent allocations to tax-qualified and non-qualified supplemental defined contribution plans.

(b)	Mr. Barrington is required to use our aircraft for all air travel for security reasons. Pursuant to a time-sharing agreement with Altria, Mr. Barrington agreed to reimburse us for annual personal aircraft usage in excess of $250,000.

Personal use of our aircraft reflects incremental costs, including trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contracts, hangar or aircraft parking, fuel (based on the average monthly cost of fuel per hour flown) and other smaller variable costs. For purposes of calculating incremental costs, we include the incremental costs of any deadhead flights, or portions thereof, made in connection with personal travel. Fixed costs incurred in any event to operate our aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) are not included. Mr. Barrington pays his own taxes on imputed taxable income resulting from personal use of our aircraft.

(c)	Car expenses include the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. Executives pay their own taxes on imputed taxable income resulting from personal use of leased vehicles.

(d)	Effective January 1, 2016, we discontinued reimbursement for financial counseling services.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during 2016

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)
Martin J. Barrington	2016	–	2,130,000	10,000,000
	1/26/2016				110,123	6,500,010
William F. Gifford, Jr.	2016	–	614,650	10,000,000
	1/26/2016				28,802	1,700,038
Howard A. Willard	2016	–	798,000	10,000,000
	1/26/2016				28,802	1,700,038
Denise F. Keane	2016	–	895,850	10,000,000
	1/26/2016				28,802	1,700,038
Craig A. Johnson	2016	–	861,650	10,000,000
	1/26/2016				21,602	1,275,058

(1)	Reflects the target and maximum 2016 Annual Incentive Awards. Actual awards paid under the 2016 Annual Incentive Award program are found in the Annual Incentive Plan column of the Summary Compensation Table. The maximum represents the maximum permitted under the 2015 PIP. Awards covered by Internal Revenue Code Section 162(m) are also subject to a maximum amount determined under a formula established by the Compensation Committee, which could produce a maximum award lower than $10 million.

(2)	Reflects RSUs granted to our NEOs on January 26, 2016. The grant date fair value was determined using a share price of $59.025, which was the average of the high and low trading prices of Altria’s common stock on the grant date. The RSUs vest on February 7, 2019. Holders of RSUs are entitled to any cash dividend equivalents paid quarterly throughout the restriction period.

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EXECUTIVE COMPENSATION

Outstanding Equity Awards as of December 31, 2016

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date (1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Martin J. Barrington	–	–	–	1/26/2016	110,123	7,446,517
				1/28/2015	102,650	6,941,193
				1/28/2014	142,960	9,666,955
				5/16/2012 (a)	150,000	10,143,000
William F. Gifford, Jr.	–	–	–	1/26/2016	28,802	1,947,591
				1/28/2015	21,080	1,425,430
				1/28/2015 (a)	27,500	1,859,550
				1/28/2014	31,320	2,117,858
Howard A. Willard	–	–	–	1/26/2016	28,802	1,947,591
				1/28/2015	30,250	2,045,505
				1/28/2015 (a)	27,500	1,859,550
				1/28/2014	44,930	3,038,167
Denise F. Keane	–	–	–	1/26/2016	28,802	1,947,591
				1/28/2015	30,250	2,045,505
				1/28/2014	44,930	3,038,167
Craig A. Johnson	–	–	–	1/26/2016	21,602	1,460,727
				1/28/2015	23,380	1,580,956
				1/28/2014	34,720	2,347,766

(1)	Awards vest 100% according to the following schedules:

Annual Grants		Special Grants (a)
Grant Date	Vest Date	Grant Date	Vest Date
1/26/2016	2/07/2019	1/28/2015	2/11/2020
1/28/2015	2/07/2018	5/16/2012	5/16/2017
1/28/2014	2/09/2017

(2)	Market values are based on $67.62, the closing price of Altria’s common stock on December 30, 2016.

Dividends and dividend equivalents earned in 2016 on outstanding restricted stock awards and RSUs for each of our NEOs were: Mr. Barrington, $1,188,473; Mr. Gifford, $255,450; Mr. Willard, $308,983; Ms. Keane, $244,358; and Mr. Johnson, $187,300.

48    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Stock Option Exercises and Stock Vested during 2016

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Martin J. Barrington	–	–	160,000	9,558,400

William F. Gifford, Jr.	–	–	32,600	1,947,524

Howard A. Willard	–	–	48,900	2,921,286

Denise F. Keane	–	–	48,900	2,921,286

Craig A. Johnson	–	–	37,790	2,257,575

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EXECUTIVE COMPENSATION

Pension Benefits

The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with Altria and our affiliates. The increments related to 2016 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table.

Name	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) ($)	Payments During Last Fiscal Year ($)
Martin J. Barrington	Altria Retirement Plan	23.67	1,417,149	–
	Benefit Equalization Plan – Pre-2005	11.67	1,825,348	–
	Benefit Equalization Plan – Post-2004	23.67	15,439,656	–
William F. Gifford, Jr.	Altria Retirement Plan	22.25	845,332	–
	Benefit Equalization Plan – Pre-2005	–	–	–
	Benefit Equalization Plan – Post-2004	22.25	2,889,191	–
Howard A. Willard	Altria Retirement Plan	24.17	1,216,219	–
	Benefit Equalization Plan – Pre-2005	12.17	551,493	–
	Benefit Equalization Plan – Post-2004	24.17	5,718,641	–
Denise F. Keane	Altria Retirement Plan	40.00	2,417,562	–
	Benefit Equalization Plan – Pre-2005	28.00	4,474,546	–
	Benefit Equalization Plan – Post-2004	35.00	8,572,911	–
Craig A. Johnson	Altria Retirement Plan	25.75	1,486,380	–
	Benefit Equalization Plan – Pre-2005	13.75	2,301,518	–
	Benefit Equalization Plan – Post-2004	25.75	8,310,055	–

(1)	As of December 31, 2016, each NEO’s total years of service with Altria and our affiliates were: Mr. Barrington, 23.67 years; Mr. Gifford, 22.25 years; Mr. Willard, 24.17 years; Ms. Keane, 40.00 years; and Mr. Johnson, 25.75 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Ms. Keane’s years of service taken into account under the applicable formula for the Benefit Equalization Plan (“BEP”) – Post-2004 are limited to 35.00 under the terms of that plan.

(2)	The amounts shown in this column are based on a single life annuity and otherwise use the same assumptions applied for year-end 2016 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the BEP – Post-2004 amount for Mr. Johnson is based on the lump sum required to purchase an annuity providing the after-tax equivalent of the post-2004 pension component of that plan assuming an interest rate of 3.75%, (b) the BEP – Pre-2005 and BEP – Post-2004 amounts for Messrs. Barrington and Willard and Ms. Keane are based on a lump sum form of payment assuming an interest rate of 3.50% (3.75% for Mr. Gifford) and (c) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. See Note 17 to our consolidated financial statements in the 2016 Annual Report on Form 10-K for a description of the financial accounting assumptions referred to above. As a result of payments previously made to or for certain employees, including our NEOs other than Mr. Gifford, our liabilities or those of our operating subsidiaries under the BEP – Pre-2005 will be less than shown in the table. Our liability for BEP – Post-2004 pension benefits will also be less than that reflected in this column because it is also reduced by the portion of the accumulated value, at the employee’s retirement or other termination of employment, of prior Target Payments attributed to supplemental pension benefits. The amounts by which these prior payments reduce our liabilities will fluctuate over time with investment performance and as credits for the amounts previously paid are reduced to reflect payments to cover taxes on earnings on these amounts. For further discussion, see “Defined Benefit Plans” below.

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EXECUTIVE COMPENSATION

Defined Benefit Plans

Our NEOs, along with the other salaried employees (except those hired after certain dates and those who cease to accrue further benefit service), participate in the Retirement Plan, a tax-qualified defined benefit pension plan. In addition, our NEOs and other executives participate in the BEP, which is an unfunded supplemental plan providing benefits in excess of those provided under the Retirement Plan. Additional information regarding the plans follows.

Retirement Plan

The majority of our salaried employees are covered by the Retirement Plan, a funded, tax-qualified, non-contributory pension plan. Generally, salaried employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit. The benefit for the majority of those plan participants, including all of our NEOs, is based on the following formula and terms:

Pension Benefit	=	1.45% of five-year average compensation (including certain incentive compensation plan payments) up to the applicable Social Security covered compensation amount	+	1.75% of five-year average compensation (including certain incentive compensation plan payments) in excess of the applicable Social Security covered compensation amount	X	Years of credited service (up to a maximum of 35, except in limited circumstances)

Under the terms of the Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of the five-year average compensation. Five-year average compensation is the highest average annual compensation (annual base salary plus incentive compensation) during a period of 60 consecutive months within the last 120 months of employment. If incentive compensation is not included in the determination of the five-year average compensation, then credited service is not limited to 35 years and the benefit for credited service over 35 years is 1.45% of the employee’s five-year average compensation. Social Security covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the retiree’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 55 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60.

If upon termination, an employee is at least age 55 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is an increase in the present value of the pension. Messrs. Barrington and Johnson and Ms. Keane currently are eligible for such unreduced early retirement benefits. Mr. Gifford and Mr. Willard are not currently eligible for either reduced or unreduced early retirement benefits.

BEP Pension

Tax laws applicable to the Retirement Plan limit the annual compensation that can be taken into account under that plan. As a result of these and/or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to our NEOs and a number of other employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, all of our NEOs accrue supplemental pension benefits under the BEP (“BEP Pension”). BEP Pension accruals relating to periods after 2004 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits are subject to the BEP Pension terms applicable on December 31, 2004.

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EXECUTIVE COMPENSATION

The annual cash incentive compensation considered for purposes of pension determinations as described above for executives in salary bands A and B is limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an Annual Incentive Award rating of 100% and individual performance rating of “Outstanding.” Our NEOs are subject to this limit. The 2016 Annual Incentive Awards paid in early 2017 and the amount recognized for future pension calculations for our eligible NEOs are as follows:

Name	2016 Annual Incentive Award ($)	Amount of 2016 Award Recognized for Future Pension Calculations ($)
Martin J. Barrington	3,900,000	2,449,500
William F. Gifford, Jr.	950,000	706,848
Howard A. Willard	1,300,000	917,700
Denise F. Keane	1,450,000	1,030,228
Craig A. Johnson	1,219,000	990,898

The amounts payable by Altria under the BEP Pension are determined taking into account certain payments made to the executives before 2008 in order to prevent duplicative benefit payments.

•	From 1996 through 2007, a number of our employees, including our NEOs (except Mr. Gifford), received Funding Payments with respect to pre-2005 vested benefits that were made either to individual trusts established by the employee or directly to the employees themselves.

•	From 2005 through 2007, accruals under the BEP Pension ceased for a number of employees, including our NEOs (except Mr. Gifford), and these employees received annual Target Payments that were calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by the BEP Pension. Accruals under the BEP Pension commenced again effective January 1, 2008.

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EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

Name	Plan Name	Executive Contributions in 2016 ($)	Registrant Contributions in 2016 (1) ($)	Aggregate Earnings in 2016 (2) ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance as of December 31, 2016 (3) ($)

Martin J. Barrington	Benefit Equalization Plan	–	137,200	32,534	–	1,381,918

William F. Gifford, Jr.	Benefit Equalization Plan	–	45,100	3,127	–	154,706

Howard A. Willard	Benefit Equalization Plan	–	68,200	15,749	–	651,378

Denise F. Keane	Benefit Equalization Plan	–	80,820	30,855	–	1,300,826

Craig A. Johnson	Benefit Equalization Plan	–	76,400	33,139	–	1,387,477

(1)	The amounts in this column reflect contributions to the non-qualified BEP for deferred profit-sharing purposes earned in 2016, which were credited to the participant’s account as of the last business day of February 2017 and are included in the “Allocation to Defined Contribution Plans” column of the All Other Compensation table on page 46.

(2)	The values in this column consist of amounts credited as earnings for 2016 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table.

(3)	The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Barrington, $681,782; for Mr. Gifford, $32,917; for Mr. Willard, $226,986; for Ms. Keane, $545,026; and for Mr. Johnson, $464,401. Allocations were also made for years when these individuals were not NEOs. As a result of payments made to trusts established by our NEOs, as described in the “Defined Contribution Plans” section below, our liabilities are less than the amounts shown in the table. Amounts credited for 2005 through 2007 under the BEP (including earnings adjustments on such amounts through December 31, 2007) are not reflected in the aggregate balances, because the BEP formula takes into account Target Payments previously made and reported. See the discussion below for further information concerning the 2008 supplemental retirement plan changes.

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EXECUTIVE COMPENSATION

Defined Contribution Plans

Our NEOs participate in the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”), which is a broad-based tax-qualified defined contribution plan, and the deferred profit-sharing portion of the BEP (“BEP DPS”), which is an unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our salaried employees are eligible for the DPS Plan. Under the DPS Plan, we make a contribution (the “Altria Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 35% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. For 2016, we determined our contribution using a formula based on Altria’s annual growth in adjusted diluted EPS, but capped at 12% of each DPS Plan participant’s eligible compensation. The formula resulted in an Altria Contribution for each eligible participant for 2016 equal to 12% of eligible compensation. Salaried employees who are not eligible for ongoing accruals in the Retirement Plan are generally entitled to a supplemental Altria Contribution of 5% and matching contributions up to 3% on employee contributions. For 2016, all of our NEOs were eligible for ongoing accruals in the Retirement Plan and, therefore, are ineligible for the supplemental Altria Contribution or matching contributions. For purposes of the DPS Plan, eligible compensation for our NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years not to exceed their life expectancy.

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be taken into account under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit is entitled to an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for our NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2016, produced earnings at a rate of 2.14%. BEP DPS allocations relating to periods after 2004 are paid in a lump sum following separation from service. Distribution of a pre-2005 account is subject to the BEP DPS terms applicable on December 31, 2004.

As with the BEP Pension benefit, between 1996 and 2007, our NEOs (except Mr. Gifford) and certain other executive officers received payments that were made directly to them or to individual trusts and that offset the pre-2005 BEP DPS allocations. When BEP (Pension and DPS) accruals ceased for 2005 through 2007, our NEOs (except Mr. Gifford) and certain other officers received Target Payments for 2005 through 2007 in lieu of BEP DPS allocations. The reinstated BEP that was effective January 1, 2008 also included reinstatement of the BEP DPS. As is noted above, the amounts payable by Altria under the BEP DPS are determined taking into account Target Payments made to executives before 2008 in order to prevent duplicative benefit payments.

Payments upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs. The following arrangements apply in the event of a change in control or certain terminations of employment.

Payments upon Change in Control

Our shareholder-approved 2015 PIP applies to the 2016 Annual Incentive Award and 2016 equity awards. Under the terms of the 2015 PIP that apply to all participants, including our NEOs, a change in control of Altria will not trigger the payment of awards unless the successor entity either (i) fails to assume or replace outstanding awards or (ii) assumes or replaces outstanding awards, but the participant’s employment is terminated by the successor entity for any reason other than “cause” or by the participant with “good reason” within a specified time period.

54    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

If the payment of awards is triggered, it would have the following consequences:

•	the restrictions on outstanding RSUs or restricted stock would lapse;

•	any stock options and stock appreciation rights would become fully vested and exercisable;

•	awards of the types described in the above two bullets would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner as permitted by the 2015 PIP;

•	fully earned but unpaid incentive awards would become payable; and

•	annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable, but only on a prorated basis (the number of full or partial months divided by the total number of months in the performance cycle) applied as follows:

•	annual incentive awards at the greater of the target award amount or the average of the participant’s actual last three years’ awards; and

•	long-term incentive cash awards at target.

Equity awards that were made prior to 2016 and remain unvested and the 2014 – 2016 LTIP are governed by the 2010 PIP. Under the terms of that plan, a change in control of Altria would have the following consequences:

•	the restrictions on outstanding RSUs or restricted stock would lapse;

•	any stock options and stock appreciation rights would become fully vested and exercisable;

•	awards of the types described in the above two bullets would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner, such as the acquiring company’s assumption or substitution of the awards; and

•	long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable, but only on a prorated basis applied to the maximum award opportunity (the number of full or partial months divided by the total number of months in the performance cycle).

For these purposes, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds, coupled with the election to the Board of at least one individual determined in good faith by a majority of the then-serving members of the Board to be a representative or associate of such individual or entity; (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board; (c) upon certain reorganizations, mergers, share exchanges and consolidations involving us; or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

The amounts that would have become payable to our NEOs on a change in control of Altria, as of December 31, 2016, were as follows:

Change in Control Only (Successor Assumes/Replaces Awards and No Termination of Employment)

Name	Unvested RSUs and Restricted Stock (1) ($)	Completed 2016 Annual Incentive Cycle ($)	Completed 2014 – 2016 LTIP Cycle (3) ($)	Total ($)
Martin J. Barrington	26,751,148	–	19,597,500	46,348,648
William F. Gifford, Jr.	5,402,838	–	6,013,406	11,416,244
Howard A. Willard	6,943,222	–	9,055,800	15,999,022
Denise F. Keane	5,083,672	–	10,744,500	15,828,172
Craig A. Johnson	3,928,722	–	10,288,200	14,216,922

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EXECUTIVE COMPENSATION

Change in Control and Either (1) Successor Fails to Assume/Replace Awards or (2) Termination of Employment

Name	Unvested RSUs and Restricted Stock (1) ($)	Completed 2016 Annual Incentive Cycle (2) ($)	Completed 2014 – 2016 LTIP Cycle (3) ($)	Total ($)
Martin J. Barrington	34,197,665	2,983,333	19,597,500	56,778,498
William F. Gifford, Jr.	7,350,429	667,667	6,013,406	14,031,502
Howard A. Willard	8,890,813	977,667	9,055,800	18,924,280
Denise F. Keane	7,031,263	1,179,000	10,744,500	18,954,763
Craig A. Johnson	5,389,449	986,667	10,288,200	16,664,316

(1)	Assumes a change in control price of $67.62, the closing price of Altria’s common stock on December 30, 2016. The 2016 equity awards were granted under the 2015 PIP and remaining equity awards were granted under the 2010 PIP.

(2)	Based on the executive having worked the entire performance period and the greater of the target award payable under the 2016 Annual Incentive Award program or the average of the executive’s actual last three years’ awards.

(3)	Based on the prorated maximum award payable under the 2014 – 2016 LTIP and the executive having worked the entire performance period. The 2014 – 2016 LTIP is subject to the terms of the 2010 PIP.

Upon a change in control, the retirement benefits under the BEP described above in “Pension Benefits” and “Non-Qualified Deferred Compensation” become payable, without any additional benefits or enhancements as a result of the change in control.

We maintain a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP in the event of a change in control of Altria. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of our general creditors in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the BEP.

Other than the BEP payments and Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that, in the event of a change in control, ensure vesting and continuation of profit-sharing contributions for the year in which a change in control occurs and the following two years. All of our NEOs are already fully vested in such retirement plans and other related agreements. Similarly, no special provisions apply to any of our NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of certain involuntary terminations of employment, our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Pay Plan for Salaried Employees (“Severance Plan”). The Severance Plan provides for severance pay (based on salary) and continuation of certain benefits for up to 12 months depending on years of service. In order to receive any of these benefits, eligible employees must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting and eligibility for purposes of the Retirement Plan as well as post-retirement medical coverage.

The following table shows the amount of severance that would be paid under the Severance Plan to each NEO had he or she been involuntarily separated on December 31, 2016 and eligible for these payments:

Name	Severance Payments ($)
Martin J. Barrington	1,420,000
William F. Gifford, Jr.	647,000
Howard A. Willard	840,000
Denise F. Keane	943,000
Craig A. Johnson	907,000

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EXECUTIVE COMPENSATION

In the event of death or long-term disability, all salaried employees with awards of unvested RSUs or restricted stock, including our NEOs, become fully vested in those awards. In addition, the NEOs, like other salaried employees, may become entitled to a prorated Annual Incentive Award and LTIP award based on the target payment amount, subject to the discretion of Altria and the Compensation Committee. Our NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

The following table shows the amounts that would be paid if our NEOs had died or become disabled as of December 31, 2016:

Name	Unvested RSUs and Restricted Stock (1) ($)	2016 Annual Incentive Cycle (2) ($)	2014 – 2016 LTIP Cycle (3) ($)	Total ($)
Martin J. Barrington	34,197,665	2,130,000	10,050,000	46,377,665
William F. Gifford, Jr.	7,350,429	614,650	3,083,798	11,048,877
Howard A. Willard	8,890,813	798,000	4,644,000	14,332,813
Denise F. Keane	7,031,263	895,850	5,510,000	13,437,113
Craig A. Johnson	5,389,449	861,650	5,276,000	11,527,099

(1)	Based on the closing price of Altria’s common stock of $67.62 on December 30, 2016. The 2016 equity awards were granted under the 2015 PIP and remaining equity awards were granted under the 2010 PIP.

(2)	Based on the executive having worked the entire performance period and the target award payable under the 2016 Annual Incentive Award. Payment is subject to the discretion of Altria and the Compensation Committee.

(3)	Based on the target award payable under the 2014 – 2016 LTIP and the executive having worked the entire performance period. Payment is subject to the discretion of Altria and the Compensation Committee. The 2014 – 2016 LTIP was subject to the terms of the 2010 PIP.

Upon retiring at the normal retirement age of 65 and the completion of five years of service, all salaried employees, including our NEOs, with unvested RSUs or restricted stock awards become vested in the awards. None of our NEOs reached normal retirement age as of December 31, 2016.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, our NEOs are not eligible to receive severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Compensation Committee has the discretion, however, to fully or partially vest any employee holding a RSU or restricted stock award upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of the Annual Incentive Awards and LTIP awards in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, the NEOs, like other salaried employees, are entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

In addition, following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

It is proposed that the 11 individuals named below, 10 of whom are independent and, with the exception of Ms. Shanks, currently serve as directors, be elected as directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified, subject to their earlier death, resignation or removal. The Nominating, Corporate Governance and Social Responsibility Committee has recommended to our Board, and our Board has approved, the individuals named below.

We list in the biographies below the particular experiences, qualifications, attributes and skills of each nominee that the Nominating, Corporate Governance and Social Responsibility Committee believes will advance our Mission and one or more Mission goals. The Committee and our Board believe that each of the nominees for election at the 2017 Annual Meeting possesses strong and unique characteristics. The Committee and our Board believe that, as a group, these nominees provide our Board with an optimal balance of experience, leadership, competencies, qualifications and skills.

Although it is not anticipated that any of the individuals named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by our Board. However, in lieu of designating a substitute, our Board may reduce the number of directors.

Director Nominee Biographies and Qualifications

Director Since: 2008 Board Committees: • Compensation • Executive • Innovation • Nominating, Corporate Governance and Social Responsibility (Chair)	GERALD L. BALILES, 76

Position, Principal Occupation and Professional Experience:

Retired Director and Chief Executive Officer, Miller Center of Public Affairs (Charlottesville, VA). Governor Baliles was the Director and Chief Executive Officer of the Miller Center of Public Affairs, a leading public policy institution affiliated with the University of Virginia, from April 2006 to December 31, 2014. From 1990 to April 2006, he served as an international aviation and trade partner in the law firm of Hunton & Williams LLP. From 1986 through 1990, Governor Baliles served as the 65th Governor of the Commonwealth of Virginia. During his tenure as Governor, he served as Chairman of the National Governors Association.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): Norfolk Southern Corporation (1990 to May 2013).

Other Directorships, Trusteeships and Memberships: Patrick County Education Foundation. Previously served on the boards of the Virginia Foundation for Community College Education, Center for the Study of the Presidency and Congress, PBS, Newport News Shipbuilding, Shenandoah Life Insurance Company, the Nature Conservancy in Virginia, the National Geographic Educational Foundation and the Virginia Historical Society.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Governor Baliles’s significant expertise in public policy and law and his professional, administrative and leadership experiences, including his service as chief executive of the Commonwealth of Virginia, provide clear support for his nomination for election to our Board.

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PROPOSALS REQUIRING YOUR VOTE

MARTIN J. BARRINGTON, 63	Director Since: 2012 Chairman, Chief Executive Officer and President Board Committee: • Executive (Chair)

Position, Principal Occupation and Professional Experience:

Chairman, Chief Executive Officer and President, Altria Group, Inc. (Richmond, VA). Mr. Barrington serves as Chairman, Chief Executive Officer and President of Altria Group, Inc. He was appointed to the additional role of President effective March 1, 2015. Prior to his appointment as Chairman and Chief Executive Officer on May 17, 2012, Mr. Barrington’s previous positions at Altria included Vice Chairman and Executive Vice President and Chief Compliance and Administrative Officer. Mr. Barrington has been employed continuously by Altria and our subsidiaries in various capacities since 1993. Before joining the Altria family of companies, he practiced law in both the government and private sectors.

Other Current Public Directorships: Anheuser-Busch InBev SA/NV.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Virginia Museum of Fine Arts; Richmond Performing Arts Center L.L.L.P. Previously served on the Board of Commissioners of the Virginia Port Authority and the advisory board of Points of Light Institute.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Barrington’s significant knowledge and understanding of Altria and our businesses and the external environment in which the Company’s businesses operate, including the regulatory environment, together with his various leadership experiences as described above, provide clear support for his nomination for election to our Board.

JOHN T. CASTEEN III, 73	Director Since: 2010 Board Committees: • Audit • Innovation • Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

President Emeritus, University of Virginia (Charlottesville, VA). Mr. Casteen became President Emeritus of the University of Virginia in August 2010 after having served as President of the University since 1990. He is both University Professor and Professor of English. Previously, Mr. Casteen served as President of the University of Connecticut from 1985 to 1990 and as Secretary of Education for the Commonwealth of Virginia from 1982 to 1985.

Other Current Public Directorships: Strayer Education, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Chesapeake Bay Foundation; Jamestown-Yorktown Foundation; Virginia Foundation for Community College Education; Woodrow Wilson International Center for Scholars; Leifur Eiríksson Foundation; several privately-held companies.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Casteen’s extensive professional, business, administrative and leadership experiences, particularly his role as a former chief executive of a university system with top-ranking academic and medical divisions, provide clear support for his nomination for election to our Board.

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PROPOSALS REQUIRING YOUR VOTE

Director Since: 2008 Board Committees: • Finance • Innovation	DINYAR S. DEVITRE, 69

Position, Principal Occupation and Professional Experience:

Former Chief Financial Officer, Altria Group, Inc. (New York, NY). Mr. Devitre served as Special Advisor to General Atlantic LLC, a private equity firm, from June 2008 to January 2017. In March 2008, Mr. Devitre retired from his position as Senior Vice President and Chief Financial Officer of Altria Group, Inc. Prior to Mr. Devitre’s appointment to this position in April 2002, he held a number of senior management positions with Altria.

Other Current Public Directorships: IHS Markit Ltd.

Prior Public Company Directorships (within the last five years): SABMiller plc (2007 to October 2016); Western Union Company (2006 to May 2015).

Other Directorships, Trusteeships and Memberships: Pratham USA; Brooklyn Academy of Music. Previously served on the boards of The Lincoln Center for the Performing Arts, Inc., The Asia Society and Kraft Foods Inc. (now known as Mondelēz International, Inc.).

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Devitre’s significant knowledge and understanding of Altria and our businesses, together with his public company board service, his financial acumen, his public company chief financial officer experience and his general business knowledge, provide clear support for his nomination for election to our Board.

Director Since: 2008 Presiding Director Board Committees: • Compensation • Executive • Nominating, Corporate Governance and Social Responsibility	THOMAS F. FARRELL II, 62

Position, Principal Occupation and Professional Experience:

Chairman, President and Chief Executive Officer, Dominion Resources, Inc. (Richmond, VA). Mr. Farrell is the Chairman, President and Chief Executive Officer of Dominion Resources, Inc., one of the nation’s largest producers of energy. He became President and Chief Executive Officer of Dominion Resources, Inc. effective January 2006 and was elected Chairman in April 2007. From January 2004 through December 2005, he served as President and Chief Operating Officer of Dominion Resources, Inc. and prior to that as Executive Vice President.

Other Current Public Directorships: Dominion Resources, Inc.; Dominion Midstream GP, LLC. Mr. Farrell also serves as a director of Dominion Gas Holdings, LLC and Virginia Electric and Power Company, which are wholly-owned subsidiaries of Dominion Resources, Inc. that only issue registered debt.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Associated Electric & Gas Insurance Services Limited; Edison Electric Institute; Institute of Nuclear Power Operations; Richmond Performing Arts Center L.L.L.P.; Richmond 2015, Inc.; Virginia Foundation for Independent Colleges; Virginia Museum of Fine Arts. Previously served on the board of trustees of Virginia Commonwealth University.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Farrell’s extensive business, administrative and leadership experiences, particularly his role as chief executive of a large public company in a regulated industry, provide clear support for his nomination for election to our Board.

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PROPOSALS REQUIRING YOUR VOTE

DEBRA J. KELLY-ENNIS, 60	Director Since: 2013 Board Committees: • Audit • Innovation • Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Retired President and Chief Executive Officer, Diageo Canada, Inc. (Etobicoke, Ontario, Canada). Ms. Kelly-Ennis was President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012. From 2005 to 2008, she was Chief Marketing Officer for Diageo North America, Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships: Carnival Corporation & plc

Prior Public Company Directorships (within the last five years): Hertz Global Holdings, Inc. (2013 to October 2015); PulteGroup, Inc. (1995 to September 2016).

Other Directorships, Trusteeships and Memberships: Dress for Success Worldwide (Director Emeritus).

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her positions as an executive with several large, consumer-focused companies in multiple industries, and her significant marketing, sales and distribution experience at large publicly-held companies, including companies in the consumer packaged goods industry, provide clear support for her nomination for election to our Board.

W. LEO KIELY III, 70	Director Since: 2011 Board Committees: • Compensation (Chair) • Executive • Finance • Innovation

Position, Principal Occupation and Professional Experience:

Retired Chief Executive Officer, MillerCoors LLC (Golden, CO). Mr. Kiely retired as Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller plc and Molson Coors Brewing Company, in July 2011, a position he had held since July 2009. From February 2005 through July 2009, Mr. Kiely served as President and Chief Executive Officer of Molson Coors Brewing Company. From March 1993 to March 2005, he held a variety of executive positions at Coors Brewing Company, including Chief Executive Officer. Before joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., and Ventura Coastal Corporation, a division of Seven Up Inc.

Other Current Public Directorships: HC Government Realty Trust, Inc.

Prior Public Company Directorships (within the last five years): Medpro Safety Products, Inc. (2009 to March 2014).

Other Directorships, Trusteeships and Memberships: Previously served on the boards of The Denver Center for the Performing Arts and Helen G. Bonfils Foundation.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Kiely’s extensive business, administrative and leadership experiences, particularly his various executive positions, including the role of chief executive, in the consumer packaged goods industry, provide clear support for his nomination for election to our Board.

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PROPOSALS REQUIRING YOUR VOTE

Director Since: 2012 Board Committees: • Audit • Compensation • Finance	KATHRYN B. McQUADE, 60

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited (Calgary, Alberta, Canada). Ms. McQuade served as Senior Advisor of Canadian Pacific Railway Limited (“Canadian Pacific”), a transcontinental railway in Canada and the United States, from November 2012 to May 2013, after previously serving as Executive Vice President and Chief Financial Officer of Canadian Pacific from September 2008 to her retirement in November 2012. Ms. McQuade joined Canadian Pacific in June 2007 as Executive Vice President and Chief Operating Officer. Prior to joining Canadian Pacific, Ms. McQuade served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions.

Other Current Public Directorships: TransAlta Renewables Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Several privately-held companies. Previously served on the boards of The College of William & Mary Foundation and Shenandoah Life Insurance Company.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her experience as a public company chief financial officer, her information technology expertise, her general business knowledge and her management experience in a regulated industry, provide clear support for her nomination for election to our Board.

Director Since: 2004 Board Committees: • Audit (Chair) • Executive • Finance • Nominating, Corporate Governance and Social Responsibility	GEORGE MUÑOZ, 65

Position, Principal Occupation and Professional Experience:

Principal, Muñoz Investment Banking Group, LLC (Washington, D.C.) and Partner, Tobin & Muñoz (Chicago, IL). Mr. Muñoz is a principal of the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department.

Other Current Public Directorships: Marriott International, Inc.; Anixter International, Inc.; Laureate Education, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: National Geographic Society; Direct Edge, Inc., a privately-held company. Previously served on the boards of Esmark Incorporated and Archipelago Holdings, Inc.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to our Board.

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PROPOSALS REQUIRING YOUR VOTE

NABIL Y. SAKKAB, 69	Director Since: 2008 Board Committees: • Executive • Finance • Innovation (Chair) • Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company (Cincinnati, OH). Dr. Sakkab held a variety of positions at The Procter & Gamble Company beginning in 1974. He retired in November 2007 as Senior Vice President, Corporate Research and Development.

Other Current Public Directorships: Deinove; Pharnext.

Prior Public Company Directorships (within the last five years): Givaudan SA (2008 to March 2015).

Other Directorships, Trusteeships and Memberships: Several privately-held companies.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business knowledge and experiences on boards of directors provide clear support for his nomination for election to our Board.

VIRGINIA E. SHANKS, 56

Position, Principal Occupation and Professional Experience:

Executive Vice President and Chief Administrative Officer, Pinnacle Entertainment, Inc. (Las Vegas, NV). Ms. Shanks has served as Executive Vice President and Chief Administrative Officer of Pinnacle Entertainment, Inc., a casino entertainment company, since July 2013. From October 2010 to June 2013, Ms. Shanks served as Executive Vice President and Chief Marketing Officer. Prior to joining Pinnacle Entertainment, Inc., she was Chief Marketing Officer for Multimedia Games Inc. from 2008 to 2010. Prior to 2008, Ms. Shanks held senior executive positions for more than 25 years at the property, division and corporate levels of Caesars Entertainment Corp., including Senior Vice President of Brand Management.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Global Gaming Women.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Shanks’s significant regulated industry and marketing expertise, particularly her extensive background in brand positioning and digital and database marketing, as well as her experience in information technology and cybersecurity, provide clear support for her nomination for election to our Board.

Our Board recommends a vote “FOR” each of the nominees for election as directors.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As reflected in the Audit Committee Charter, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2017 and has directed that management submit such selection to shareholders for ratification at the 2017 Annual Meeting. In selecting PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee conducted its annual evaluation of PricewaterhouseCoopers. This evaluation considers various matters, such as the firm’s reputation, quality of services, communications (with management and the Audit Committee), technical competence, and knowledge of our industry and Altria. The Audit Committee also evaluates PricewaterhouseCoopers’ independence program and quality control procedures, the results of PCAOB and peer reviews of PricewaterhouseCoopers’ quality controls and the appropriateness of the fees that PricewaterhouseCoopers charges us (see pages 21 and 22). Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

The Audit Committee has the sole authority to approve all engagement fees and terms associated with the retention of PricewaterhouseCoopers. As noted in the Audit Committee Report, the Committee pre-approved all fees associated with the services that PricewaterhouseCoopers provided in 2016. In addition to assuring the rotation of the audit partners every five years as required by law, the Audit Committee is responsible for selecting, reviewing and evaluating the lead partner and senior members of the independent registered public accounting firm and considers whether, in order to assure continuing auditor independence, there should be a rotation of the independent registered public accounting firm. The Audit Committee and our Board believe that the continued retention of PricewaterhouseCoopers to serve as our independent registered public accounting firm is in the best interests of Altria and our shareholders.

Shareholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate governance. If our shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of Altria and our shareholders.

Our Board recommends a vote “FOR” ratification of the selection of PricewaterhouseCoopers.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF ALTRIA’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and related regulations require that we provide shareholders with a non-binding advisory vote to approve the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by our shareholders at our 2011 Annual Meeting of Shareholders, our Board adopted a policy of holding this non-binding advisory vote annually.

At our 2016 Annual Meeting, 93% of the shares voted were cast in support of the compensation of our named executive officers. We recommend that shareholders again approve and support the decisions pertaining to the compensation of our named executive officers and our executive compensation program. We believe that our executive compensation program successfully aligns the interests of our named executive officers with the interests of our shareholders by promoting our Mission and business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting the ability to attract, develop and retain world-class leaders.

This alignment of interests was demonstrated during the 2016 compensation performance period. Under the leadership of our named executive officers, we achieved significant success during the year on both an absolute basis and a relative basis as compared to the 2016 Altria Peer Group, and our shareholders benefited from that success through strong TSR, solid adjusted diluted EPS growth and increased dividends. These successes are highlighted in the “2016 Business Highlights” section of the Proxy Statement Summary on pages 3 and 4.

We encourage shareholders to review carefully the Compensation Discussion and Analysis and accompanying compensation tables and narrative discussion beginning on page 26 for a more detailed description of our executive compensation program and decisions, including our pay-for-performance philosophy and alignment.

We are asking shareholders to vote on the following non-binding resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the compensation tables, related footnotes and narrative discussion of this Proxy Statement.”

Our Board recommends a vote “FOR” this proposal.

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”), unless our Board modifies its policy of holding this vote on an annual basis, particularly after considering the results of the vote on Proposal 4.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4 – NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION OF ALTRIA’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and related regulations provide shareholders with a non-binding advisory vote on whether future advisory votes to approve the compensation of our named executive officers should occur every one, two or three years. This frequency vote must occur at least once every six years. When this vote was first held at our 2011 Annual Meeting, more than 69% of the shares voted were cast in support of an annual vote.

Our Board and the Compensation Committee have determined that holding this vote every year is the most appropriate option. This determination was influenced by the fact that the compensation of our named executive officers is evaluated and approved on an annual basis. As part of the annual review process, the Compensation Committee believes that shareholder sentiment should be a factor that is taken into consideration in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our shareholders will be able to provide us with direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year.

We are asking shareholders to vote on the following non-binding resolution, indicating their preference among the choices on the frequency of future advisory votes on the compensation of our named executive officers. Shareholders may also abstain from voting.

“RESOLVED, that an advisory vote of the shareholders of Altria Group, Inc. to approve on an advisory basis the compensation of the Company’s named executive officers shall be held at an annual meeting of shareholders (i) every year, (ii) every two years, or (iii) every three years.”

Our Board recommends a vote FOR 1 YEAR.

This vote is not binding upon Altria, our Board or the Compensation Committee. Nevertheless, our Board values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future advisory votes on the compensation of our named executive officers.

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PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 5 – SHAREHOLDER PROPOSAL REGARDING ADVERTISING IN MINORITY/LOW INCOME NEIGHBORHOODS

The Sisters of St. Francis of Philadelphia, 609 South Convent Road, Aston, PA 19014-1207, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, together with five co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to our Corporate Secretary. Altria is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

WHEREAS, according to the Centers for Disease Control and Prevention, people of low socioeconomic status have higher rates of cigarette smoking than the general population. The Campaign for Tobacco-Free Kids cites research in several cities finding that tobacco is advertised more aggressively in black communities. This advertising, while legal, appears on storefront displays. The 1998 Master Settlement Agreement between tobacco companies and state attorneys general banned many advertising practices; however, as of now, tobacco companies still are allowed signage in windows and storefronts.

In Philadelphia, a city analysis of licenses found that lower-income zip codes had two-thirds more tobacco retailers per capita than higher-income zip codes and three-quarters more within 1,000 feet of a school. This led Thomas Farley, Philadelphia’s Health Commissioner, to declare of the tobacco companies involved: “They are not just selling them. They are marketing them, and marketing them to our children. “He added: “I think that people should be quite unhappy and even outraged about the amount of marketing of this killer product in low- income neighborhoods by companies who want nothing more than to make a profit off people getting sick.”

According to a report in the Philadelphia Inquirer (July 26, 2016), the tobacco industry spent 93 percent of its nearly $9 billion in marketing expenditures in 2013 at point of sale sites, including ads and price discounts. $54 million of it was in Philadelphia. “Philadelphia is among the highest of major cities [with its smoking rates]. Disparities by neighborhood–27 percent in low-income zip codes vs. 17 percent in more affluent areas–roughly mirror differences in tobacco retailer density and advertising.”

A reader of the online version of the Inquirer article cited above commented: “The only people who buy smokes in Philly are too poor to have a car or too stupid to drive a few miles and avoid the taxes, so of course they’re advertising more in these neighborhoods.”

Besides being heavily advertised and widely available, certain tobacco products have been found to be priced lower in African American communities, making them more appealing, particularly to price-sensitive consumers.

Asked to respond to such data our Company and its main competitor insisted they do not market to youth. However, they did not indicate that such displays outside such stores in minority neighborhoods were not marketing efforts. With rare exceptions, no such displays are evidenced in supermarkets outside minority neighborhoods.

To have a balanced approach to selling its tobacco products between poorer and richer neighborhoods. . .

RESOLVED, Altria voluntarily commit itself that, by August 15, 2017, it will not allow any images of its logo or products be placed anywhere outside any store, in store windows or anywhere else inside any store selling its tobacco products and will stop incentives to any retailer for such placements.

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PROPOSALS REQUIRING YOUR VOTE

Our Board recommends a vote “AGAINST” this shareholder proposal.

Tobacco products are among the most heavily regulated products sold in the United States, subject to extensive federal, state and local marketing restrictions. The 1998 Tobacco Settlement Agreements, for example, banned or heavily restricted a wide range of marketing practices for cigarettes and smokeless tobacco products, including billboards and other outdoor advertising. Marketing restrictions became even more extensive in 2009 with the enactment of the Family Smoking Prevention and Tobacco Control Act (the “Tobacco Control Act”). Although the Tobacco Control Act imposed additional marketing restrictions, Congress did not ban retail advertising, recognizing that tobacco companies have the right to communicate about their products to their adult consumers at the point of purchase. States and localities often impose further regulations and restrictions.

Our tobacco companies are committed to marketing their products responsibly to adult tobacco consumers and take steps designed to limit the reach of their advertising to unintended audiences. AGDC, PM USA, USSTC and Middleton execute retail trade programs that promote responsible retailing with nearly 200,000 retailers.

These trade programs include features designed to help merchandise, market and sell tobacco products responsibly. With respect to retail advertising, these trade programs limit the location, size and number of interior and exterior signs. The trade programs also provide additional financial incentives to retailers who agree not to place cigarette signage or cigarette brand imagery on, above or attached to retail selling counters.

Retail merchandising and advertising help adult tobacco consumers choose their brands. Altria and our tobacco companies are committed to marketing tobacco products responsibly and in compliance with all the significant marketing restrictions that already are imposed and thus believe that the voluntary removal of our tobacco companies’ retail advertising would not be in the best interests of Altria or our shareholders.

Our Board recommends a vote “AGAINST” this shareholder proposal.

68    ALTRIA GROUP, INC. – Proxy Statement

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

Directors and Executive Officers

The following table shows the number of shares of Altria common stock beneficially owned as of March 1, 2017, by each director, nominee for director, NEO and our directors and executive officers as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Gerald L. Baliles	48,353
Martin J. Barrington	520,502
John T. Casteen III	39,424
Dinyar S. Devitre	186,243
Thomas F. Farrell II	64,339
William F. Gifford, Jr.	110,223
Craig A. Johnson	202,091
Thomas W. Jones	107,542
Denise F. Keane	208,570
Debra J. Kelly-Ennis	16,285
W. Leo Kiely III	20,108
Kathryn B. McQuade	23,420
George Muñoz	64,706
Nabil Y. Sakkab	31,630
Virginia E. Shanks	0
Howard A. Willard III	190,338
Group (24 persons)	2,154,957

(1)	Includes 150,000 shares of restricted common stock held by Mr. Barrington. Does not include RSUs granted to executive officers.

(2)	Includes shares as to which beneficial ownership is disclaimed as follows: Mr. Johnson, 350 (30 shares held by son, 320 shares held by step-daughter); and Mr. Willard, 353 (shares held by spouse). Also includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Devitre, 69,501 (shares held in grantor retained annuity trust); Dr. Sakkab, 19,722 (shares held in joint tenancy); and group, 114,296. Also includes shares of deferred stock as follows: Governor Baliles, 10,015; Mr. Casteen, 39,424; Mr. Farrell, 61,839; Mr. Jones, 101,104; Ms. Kelly-Ennis, 16,285; Ms. McQuade, 20,336; and Mr. Muñoz, 29,477.

In addition to the shares shown in the table above, as of March 1, 2017, those directors who participate in our director deferred fee program had the following Altria share equivalents allocated to their accounts: Mr. Farrell, 26,727; Ms. Kelly-Ennis, 10,319; Ms. McQuade, 7,154; and Mr. Muñoz, 12,842. See “Board and Governance Matters – Directors – Director Compensation” on page 19 for a description of the deferred fee program for directors.

ALTRIA GROUP, INC. – Proxy Statement    69

OWNERSHIP OF EQUITY SECURITIES OF ALTRIA

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned (#)	Common Stock Ownership on March 27, 2017 (%)
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	123,499,374 (1)	6.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	129,529,993 (2)	6.7%

(1)	According to the Schedule 13G/A filed with the SEC by BlackRock, Inc. on January 19, 2017, disclosing the number of shares as of December 31, 2016.

(2)	According to the Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2017, disclosing the number of shares as of December 31, 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

We believe that during 2016 all reports for our directors and executive officers that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis.

70    ALTRIA GROUP, INC. – Proxy Statement

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

Our Board has adopted a written Policy on Related Person Transactions that requires our executive officers, directors and nominees for director to promptly notify our Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) we are, were or are proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee or any other committee designated by our Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve, ratify or disapprove the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including the commercial reasonableness of the terms of the transaction, the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to us, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated Committee determines that the Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction. During 2016, there were no Related Person Transactions.

In addition to the Policy on Related Person Transactions, the Director Code and the Code of Conduct have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with our interest, including our subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position. Similarly, the Code of Conduct requires all of our officers and employees to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects our ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

All three of the policies discussed above are available on our website at www.altria.com.

ALTRIA GROUP, INC. – Proxy Statement    71

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

QUESTIONS AND ANSWERS

ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS

AND SHAREHOLDER PROPOSALS

1.	HOW DO I COMMUNICATE WITH OUR BOARD OF DIRECTORS?

Shareholders and other interested parties who wish to communicate with our Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed our Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of our Board and its Committees are to be forwarded to the Presiding Director.

Communications that relate to matters that are within the responsibility of one of the Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of our Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

Proposals for Business for Inclusion in Next Year’s Proxy Statement (Rule 14a-8): SEC rules permit shareholders to submit proposals for inclusion in our proxy statement if the shareholder and the proposal meet the requirements specified in Rule 14a-8 of the Exchange Act. Proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy statement for the 2018 Annual Meeting (presently anticipated to be held on May 17, 2018) must be received by our Corporate Secretary no later than December 7, 2017.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access); Director Nominees and Other Business Proposals for Consideration at Next Year’s Annual Meeting: Our By-Laws permit a shareholder (or group of shareholders (up to 20)) who has owned a significant amount of Altria common stock (at least 3%) for a significant amount of time (at least three years) to submit director nominees (the greater of two or up to 20% of the Board) for inclusion in our proxy statement if the shareholder(s) and the nominee(s) satisfy the requirements specified in our By-Laws.

Other Business Proposals/Nominees: Our By-Laws also set forth the procedures that a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings, in each case, not submitted for inclusion in next year’s proxy statement (either under proxy access or Rule 14a-8), but instead to be presented directly at shareholder meetings. In each case, director nominations or proposals for other business for consideration at the 2018 Annual Meeting submitted under these By-Law provisions must be received by our Corporate Secretary between November 7 and December 7, 2017.

Our Corporate Secretary’s address is: 6601 West Broad Street, Richmond, Virginia 23230. Notice must include the information required by our By-Laws, which are available on our website at www.altria.com or without charge upon written request to our Corporate Secretary.

3.	WHAT IS HOUSEHOLDING?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or one notice of internet availability for each shareholder account, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.” Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and conserves natural resources. Shareholders who participate in householding continue to receive separate proxy cards, voting instruction forms or notices of internet availability, as applicable, which will allow each individual to vote independently.

Registered Shareholders: If you are a registered shareholder and currently participate in householding and wish to receive a separate copy of this Proxy Statement and the 2016 Annual Report on Form 10-K, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact our transfer agent, Computershare

72    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, ALTRIA DOCUMENTS AND SHAREHOLDER PROPOSALS

Trust Company, N.A., in writing to Computershare, P.O. Box 43078, Providence, Rhode Island 02940-3078, or by calling 1-800-442-0077. If you request a separate copy of this Proxy Statement and the 2016 Annual Report on Form 10-K, they will be mailed within three business days from receipt of your request.

Street Name Shareholders: A street name shareholder who received this Proxy Statement and the 2016 Annual Report on Form 10-K at a shared address may request a separate copy of the Proxy Statement and the 2016 Annual Report on Form 10-K by contacting Broadridge Financial Solutions,

Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York 11717, or by calling 1-866-540-7095.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

4.	WHERE CAN I FIND ALTRIA’S CORPORATE GOVERNANCE GUIDELINES, COMMITTEE CHARTERS, CODES OF CONDUCT OR OTHER GOVERNANCE DOCUMENTS?

The Altria Code of Conduct is available on our website at www.altria.com/codeofconduct. Our Corporate Governance Guidelines, charters of the Committees, the Director Code and our Articles of Incorporation and By-Laws are available on our website at www.altria.com/governance.

Information on, or that can be accessed through, our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

5.	HOW CAN I OBTAIN A COPY OF ALTRIA’S ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

Our 2016 Annual Report on Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our 2016 Annual Report on Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to: Investor Relations, Altria Client Services LLC, 6601 West Broad Street, Richmond, Virginia 23230, or by calling 1-804-484-8222. You may review our filings with the SEC by visiting our website at www.altria.com.

ALTRIA GROUP, INC. – Proxy Statement    73

OTHER BUSINESS

OTHER BUSINESS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

W. Hildebrandt Surgner, Jr.
Corporate Secretary

April 6, 2017

Richmond, Virginia

74    ALTRIA GROUP, INC. – Proxy Statement

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

ALTRIA GROUP, INC.

NON-GAAP FINANCIAL MEASURES

We report our financial results in accordance with GAAP. Our management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the segments. Our management also reviews net earnings, diluted EPS and OCI on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, restructuring charges, gain on the ABI/SABMiller transaction, SABMiller special items, certain tax items, charges associated with tobacco and health litigation items, and settlements of, and determinations made in connection with, certain non-participating manufacturer (“NPM”) adjustment disputes under the Master Settlement Agreement (such settlements and determinations are referred to collectively as “NPM Adjustment Items”). Our management does not view any of these special items to be part of our underlying results as they may be highly variable, are difficult to predict and can distort underlying business trends and results. In addition, our management reviews adjusted discretionary cash flow, which is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Adjusted discretionary cash flow is a measure of our performance and is not a liquidity measure. Our management believes that adjusted financial measures provide useful insight into underlying business trends and results and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating resources and evaluating results relative to employee compensation targets. Additional uses of these adjusted financial measures by the Compensation Committee are further discussed in the Proxy Statement. These adjusted financial measures are not consistent with GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. Reconciliations of non-GAAP financial measures are provided below.

Altria Group, Inc.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2016

(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2016 Reported	$ 21,852	$ 7,608	$14,244	$14,239	$ 7.28
NPM Adjustment Items	18	7	11	11	0.01
Asset impairment, exit, implementation and acquisition-related costs	206	71	135	135	0.07
Tobacco and health litigation items	105	34	71	71	0.04
SABMiller special items	(89)	(32)	(57)	(57)	(0.03)
Loss on early extinguishment of debt	823	282	541	541	0.28
Patent litigation settlement	21	8	13	13	0.01
Gain on AB InBev/SABMiller business combination	(13,865)	(4,864)	(9,001)	(9,001)	(4.61)
Tax items	—	30	(30)	(30)	(0.02)
2016 Adjusted for Special Items	$ 9,071	$ 3,144	$ 5,927	$ 5,922	$ 3.03
Growth in annual adjusted diluted EPS vs. prior year					8.2%
Adjusted diluted EPS three-year compound annual growth rate					8.4%

ALTRIA GROUP, INC. – Proxy Statement    A-1

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2015

(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2015 Reported	$8,078	$2,835	$5,243	$5,241	$ 2.67
NPM Adjustment Items	(84)	(33)	(51)	(51)	(0.03)
Asset impairment, exit and integration costs	11	2	9	9	—
Tobacco and health litigation items	150	56	94	94	0.05
SABMiller special items	126	44	82	82	0.04
Loss on early extinguishment of debt	228	85	143	143	0.07
Gain on AB InBev/SABMiller business combination	(5)	(2)	(3)	(3)	—
Tax items	41	52	(11)	(11)	—
2015 Adjusted for Special Items	$8,545	$3,039	$5,506	$5,504	$ 2.80
Growth in annual adjusted diluted EPS vs. prior year					8.9%

Altria Group, Inc.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2014

(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2014 Reported	$7,774	$2,704	$5,070	$5,070	$ 2.56
NPM Adjustment Items	(90)	(34)	(56)	(56)	(0.03)
Asset impairment, exit, integration and acquisition-related costs	21	7	14	14	0.01
Tobacco and health litigation items	44	16	28	28	0.01
SABMiller special items	25	8	17	17	0.01
Loss on early extinguishment of debt	44	16	28	28	0.02
Tax items	2	16	(14)	(14)	(0.01)
2014 Adjusted for Special Items	$7,820	$2,733	$5,087	$5,087	$ 2.57
Growth in annual adjusted diluted EPS vs. prior year					8.0%

A-2    ALTRIA GROUP, INC. – Proxy Statement

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.

Reconciliation of Adjusted Diluted EPS

For the Year Ended December 31, 2013

(dollars in millions, except per share data)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Net Earnings Attributable to Altria Group, Inc.	Diluted EPS
2013 Reported	$6,942	$2,407	$4,535	$4,535	$ 2.26
NPM Adjustment Items	(664)	(237)	(427)	(427)	(0.21)
Asset impairment, exit and implementation costs	12	5	7	7	—
Tobacco and health litigation items	22	8	14	14	0.01
SABMiller special items	31	11	20	20	0.01
Loss on early extinguishment of debt	1,084	406	678	678	0.34
Tax items	22	86	(64)	(64)	(0.03)
2013 Adjusted for Special Items	$7,449	$2,686	$4,763	$4,763	$ 2.38

Altria Group, Inc.

Selected Financial Data by Reporting Segment

Reconciliation of Adjusted OCI for Years Ended December 31,

(dollars in millions)

	Smokeable Products			Smokeless Products			Wine
	2016	2015	2014	2016	2015	2014	2016	2015	2014
Reported OCI	$7,768	$7,569	$6,873	$1,177	$1,108	$1,061	$164	$152	$134
NPM Adjustment Items	12	(97)	(43)	—	—	—	—	—	—
Asset impairment, exit and implementation costs	134	—	(6)	57	4	(1)	—	—	—
Tobacco and health litigation items	88	127	27	—	—	—	—	—	—
Acquisition-related costs	—	—	—	—	—	—	3	—	—
Adjusted OCI	$8,002	$7,599	$6,851	$1,234	$1,112	$1,060	$167	$152	$134
Change in adjusted OCI 2016 vs. 2015	5.3%			11.0%			9.9%

ALTRIA GROUP, INC. – Proxy Statement    A-3

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.

Reconciliation of Adjusted Discretionary Cash Flow

For the Year Ended December 31, 2016

(dollars in millions)

Increase in cash and cash equivalents	$2,200
Dividends paid on common stock	4,512
Repurchases of common stock	1,030
Long-term debt repaid	933
Long-term debt issued	(1,976)
Other (1)	(1,046)
Adjusted discretionary cash flow	$5,653

(1)	Primarily due to the impact of the ABI/SABMiller transaction, net of tax, partially offset by purchases of AB InBev ordinary shares, tender premiums and fees related to early extinguishment of debt, net of tax, and pension funding, net of tax.

A-4    ALTRIA GROUP, INC. – Proxy Statement

PRE-REGISTRATION FORM FOR 2017 ANNUAL MEETING OF SHAREHOLDERS

ALTRIA GROUP, INC. 2017 ANNUAL MEETING OF SHAREHOLDERS PRE-REGISTRATION FORM

I am a shareholder (or duly appointed proxy for a shareholder) of Altria Group, Inc. and plan to attend the Altria Group, Inc. Annual Meeting of Shareholders to be held on Thursday, May 18, 2017.

NAME (please print)	PHONE NUMBER

STREET ADDRESS	CITY	STATE	ZIP CODE

NAME OF GUEST (IF ANY)
PLEASE NOTE THE FOLLOWING:

• Space is limited and pre-registration requests are accommodated on a first-come, first-served basis.

•    Guest Policy: You may bring only one immediate family member as a guest. All immediate family member guests must be 21 years of age or older. A duly appointed proxy for a shareholder will not be allowed to bring a guest to the meeting.

• All shareholders (or duly appointed proxy for a shareholder, including a corporate or institutional shareholder) must provide proof of share ownership.

•    Once we receive your request with proof of share ownership, we will mail to you information that you will need regarding the 2017 Annual Meeting, including credentials that you will be required to bring with you in order to facilitate your entry to the Annual Meeting.

Please return this form, along with your proof of ownership:

• By e-mail to ASMAttendanceRequests@altria.com;

• By fax to 1-800-352-6172 (from within the United States) or 1-919-697-4949 (from outside the United States); or

• By mail to Altria Group, Inc., Corporate Secretary, 6601 West Broad Street, Richmond, Virginia 23230.
All attendance requests should be received by Altria Group, Inc. no later than May 12, 2017. To avoid delay, please return this form by e-mail or facsimile.
Please contact Altria Group, Inc. Shareholder Services at 804-484-8838 in advance should you require special assistance for the day of the meeting or with other questions.

Our Mission

In pursuing our Mission, we have established the following goals for Altria and its subsidiary companies:

INVEST IN LEADERSHIP

We will invest in excellent people, leading brands and external stakeholders important to our businesses' success.

ALIGN WITH SOCIETY

We will actively participate in resolving societal concerns that are relevant to our businesses.

SATISFY ADULT CONSUMERS

We will convert our deep understanding of adult tobacco and wine consumers into better and more creative products that satisfy their preferences.

CREATE SUBSTANTIAL VALUE FOR SHAREHOLDERS

We will execute our business plans to create sustainable growth and generate substantial returns for shareholders.

Our Values

Altria

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 17, 2017.

Vote by Internet • Go to www.investorvote.com/altria • Or scan the QR Code that appears to the right with your mobile device • Follow the steps outlined on the secure website

Vote by telephone • Within USA, US territories & Canada, call toll free 1-800-652-VOTE (8683). There is NO CHARGE to you for the call. • Outside USA, US territories & Canada, call 1-781-575-2300.
Standard rates apply. • Follow the instructions provided by the recorded message.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

This proxy, when properly executed, will be voted as specified. If no specification is made, this proxy will be voted FOR the election of each of the listed nominees, FOR the ratification of the selection of independent registered public accounting firm, FOR the non-binding advisory vote to approve the compensation of Altria’s named executive officers, FOR 1 YEAR on the non-binding advisory vote on the frequency of future advisory votes to approve the compensation of Altria’s named executive officers and AGAINST the shareholder proposal.	Ë

A	Election of Directors (see below): The Board of Directors recommends a vote FOR each of the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Gerald L. Baliles	☐	☐	☐	05 - Thomas F. Farrell II	☐	☐	☐	09 - George Muñoz	☐	☐	☐
	02 - Martin J. Barrington	☐	☐	☐	06 - Debra J. Kelly-Ennis	☐	☐	☐	10 - Nabil Y. Sakkab	☐	☐	☐
	03 - John T. Casteen III	☐	☐	☐	07 - W. Leo Kiely III	☐	☐	☐	11 - Virginia E. Shanks	☐	☐	☐
	04 - Dinyar S. Devitre	☐	☐	☐	08 - Kathryn B. McQuade	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3 and FOR 1 YEAR on Proposal 4.

			For	Against	Abstain

2.	Ratification of the Selection of Independent Registered Public Accounting Firm		☐	☐	☐

3.	Non-Binding Advisory Vote to Approve the Compensation of Altria’s Named Executive Officers		☐	☐	☐

		1 Yr	2 Yrs	3 Yrs	Abstain

4.	Non-Binding Advisory Vote on the Frequency of Future Advisory Votes to Approve the Compensation of Altria’s Named Executive Officers	☐	☐	☐	☐

The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain

5.	Shareholder Proposal - Advertising in Minority/Low Income Neighborhoods	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

ALTRIA GROUP, INC.

2017 ANNUAL MEETING OF

SHAREHOLDERS

Thursday, May 18, 2017

9:00 A.M. Eastern Time

The Greater Richmond Convention Center

403 North 3rd Street

Richmond, VA 23219

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to Question 16.

It is important that your shares are represented at the Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to vote your shares over the Internet OR the telephone in accordance with the instructions provided on the reverse side OR by completing and mailing this proxy card.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare-na.com/green.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

Altria Group, Inc. Proxy Solicited on Behalf of the Board of Directors Annual Meeting May 18, 2017	Ë

Martin J. Barrington and Denise F. Keane, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the Meeting, all shares of common stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Greater Richmond Convention Center, May 18, 2017, at 9:00 a.m., Eastern Time, and at all adjournments or postponements thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 15, 2017, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING

C	Authorized Signatures — Date and Sign Below.
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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⬛	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.	Ë